                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                               AQUA AMERICA, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               AQUA AMERICA, INC.
                  (formerly PHILADELPHIA SUBURBAN CORPORATION)
                             762 W. Lancaster Avenue
                          Bryn Mawr, Pennsylvania 19010

                             ----------------------

                    Notice of Annual Meeting of Shareholders
                             To Be Held May 20, 2004

                             ----------------------

TO THE SHAREHOLDERS OF
AQUA AMERICA, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of AQUA AMERICA, INC. will be held at the Springfield Country Club, 400 West Sproul Road, Springfield, Pennsylvania 19064, at 10:00 A.M., local time, on Thursday, May 20, 2004, for the following purposes:

            1. To elect three directors to the class of directors for terms expiring at the 2007 Annual Meeting;

            2. To consider and act upon an Amendment to Aqua America, Inc.'s
               Articles of Incorporation increasing the authorized shares of Aqua America, Inc.'s Common Stock, par value $.50 per share, from 100,000,000 shares to 300,000,000 shares;

            3. To approve the 2004 Equity Compensation Plan; and

            4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on March 29, 2004 will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

                                            By order of the Board of Directors,

                                            ROY H. STAHL
                                            Secretary

April 9, 2004

REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, AS A SHAREHOLDER YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE ELECTRONICALLY, THROUGH THE INTERNET OR BY TELEPHONE, BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.

                               AQUA AMERICA, INC.
                  (formerly PHILADELPHIA SUBURBAN CORPORATION)
                             762 W. Lancaster Avenue
                          Bryn Mawr, Pennsylvania 19010

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aqua America, Inc. ("Aqua America" or the "Company") to be used at the Annual Meeting of Shareholders to be held Thursday, May 20, 2004 and at any adjournments thereof. This proxy statement and the enclosed proxy are being mailed to shareholders on or about April 9, 2004.

         The cost of soliciting proxies will be paid by the Company, which has arranged for reimbursement, at the rate suggested by the New York Stock Exchange, of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. In addition, the Company has retained The Altman Group, to assist in the solicitation of proxies from (i) brokers, bank nominees and other institutional holders, and (ii) individual holders of record. The fee to The Altman Group for normal proxy solicitation is $4,000 plus expenses, which will be paid by the Company. Directors, officers and regular employees of the Company may also solicit proxies, although no additional compensation will be paid by the Company for such efforts.

         The proxy statement and Annual Report to Shareholders for the year ended December 31, 2003, including financial statements and other information with respect to the Company and its subsidiaries, are being mailed by standard mail, to shareholders of record as of March 29, 2004. The proxy statement and Annual Report are being sent electronically to those shareholders of record as of March 29, 2004 who requested electronic delivery of these materials. Additional copies of the Annual Report may be obtained by writing to the Company.


                             PURPOSE OF THE MEETING

As the meeting is the Annual Meeting of Shareholders, the shareholders of the Company will be requested to: (1) elect three directors to hold office as provided by law and the Company's Bylaws; (2) approve the adoption by the Board of Directors of an Amendment to Aqua America, Inc.'s Articles of Incorporation increasing the authorized shares of Aqua America's Common Stock from 100,000,000 shares to 300,000,000 shares; and (3) approve the 2004 Equity Compensation Plan.



                              VOTING AT THE MEETING

         Holders of shares of the Company's Common Stock of record at the close of business on March 29, 2004 are entitled to vote at the meeting. As of that date, there were XX,XXX,XXX shares of Common Stock outstanding and entitled to be voted at the meeting. Each shareholder entitled to vote shall have the right to one vote on each matter presented at the meeting for each share of Common Stock outstanding in such shareholder's name.

         The holders of a majority of the shares entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Directors are to be elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the votes cast by those shareholders present in person or represented by proxy at the meeting is required for approval of Proposal No. 2 and Proposal No. 3, or to take action with respect to any other matter that may properly be brought before the meeting. Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy card is a means by which a shareholder may authorize the voting of his or her shares at the meeting if they are unable to attend in person. Alternatively, under the Pennsylvania Business Corporation Law and the Pennsylvania Electronic Transaction Act, you may vote electronically, over the Internet or by telephone, following the instructions set out on the proxy card. The shares of Common Stock represented by each properly executed proxy card or electronic proxy will be voted at the meeting in accordance with each shareholder's direction. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card or electronic proxy; if the proxy card or electronic proxy is signed, but no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may not be specified for the election of directors. Abstentions on Proposal No. 2 and Proposal No. 3 will be counted for purposes of determining whether there is a quorum, but will not be counted for purposes of determining the aggregate number of votes cast. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of directors, but not for Proposal No. 2, Proposal No. 3 or for any other matter. Accordingly, abstentions and broker non-votes will have no effect on the vote on Proposal No. 2 or Proposal No. 3. Proxies received from brokers with respect to shares held in street name, even if such shares are not voted by brokers, will be considered present and entitled to vote at the meeting.

         Execution of the accompanying proxy or voting electronically will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy or voting electronically has the right to revoke the proxy or the electronic vote by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted by executing a proxy bearing a later date, which is voted at the meeting, or by attending the meeting and voting in person.

         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card or vote electronically regardless of whether or not you plan to attend the meeting.

                                (Proposal No. 1)

                              ELECTION OF DIRECTORS

Voting on Proposal No. 1

         The Board of Directors is divided into three classes. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation or removal. The Company is required by its Amended and Restated Articles of Incorporation and Bylaws to maintain the size of its classes of directors as nearly equal in number as possible.

         In accordance with the Board of Directors' Corporate Governance Guidelines, Mr. DiBona, Chairman of the Corporate Governance Committee spoke with each of the directors with terms expiring at the 2004 Annual Meeting of Shareholders to discuss nominating the director for re-election to another term. Following these discussions, Mr. DiBona reported to the Corporate Governance Committee that Mr. Smoot would be willing to serve on the Board of Directors for an additional three-year term and that, in accordance with prior discussions with Mr. Hirsig, he would continue to serve on the Board of Directors through the end of his current term that ends at the 2004 Annual Meeting of Shareholders. The Corporate Governance Committee considered possible candidates for nomination to be elected at the 2004 Annual Meeting of Shareholders. Mr. DiBona proposed for the Committee's consideration, William Hankowsky, Chairman, President and Chief Executive Officer of Liberty Property Trust. After reviewing Mr. Hankowsky's qualifications and experience, the Corporate Governance Committee unanimously voted to recommend him to the Board of Directors as a nominee for election at the 2004 Annual Meeting of Shareholders. The Committee noted that both Mr. Menario and Mr. McCaughan would reach the Company's retirement age for directors of 70 in 2005. In light of the valuable service of Mr. Menario and Mr. McCaughan as members of the Board of Directors, the Committee recommended to the Board of Directors that both Mr. Menario and Mr. McCaughan serve through the end of calendar year 2005 and both directors have agreed to so serve. In view of the foregoing and in accordance with the requirements of the Company's Articles of Incorporation to maintain the size of the classes of directors as nearly equal as possible, the Committee recommended and the Board of Directors at its March 2, 2004 meeting approved the simultaneous: (i) the expansion of the class of directors to be elected at the 2004 Annual Meeting by one; (ii) the election of Mr. Menario, who was a member of the class of directors with terms expiring at the 2005 Annual Meeting of Shareholders to the class of directors with terms expiring at the 2004 Annual Meeting of Shareholders; and (iii) a reduction in the class of directors with terms expiring at the 2005 Annual Meeting of Shareholders by one. The Board of Directors also voted to approve the nomination of Mr. Richard L. Smoot, Mr. John
E. Menario and Mr. William Hankowsky for election to the class of directors to be elected at the 2004 Annual Meeting of Shareholders.

         Therefore, two existing directors, Mr. Smoot and Mr. Menario, and one new director nominee, Mr. Hankowsky, will stand for election by a plurality of the votes cast at the 2004 Annual Meeting, and five directors will continue to serve until either the 2005 or 2006 Annual Meetings, depending on the period remaining in their terms. At the 2004 Annual Meeting, proxies in the accompanying form, properly executed, will be voted for the election of the three nominees listed below, unless authority to do so has been withheld in the manner specified in the instructions on the proxy card. Discretionary authority is reserved to cast votes for the election of a substitute should any nominee be unable or unwilling to serve as a director. Each nominee has stated his willingness to serve and the Company believes that both nominees will be available to serve.

         The Board of Directors recommends that the shareholders vote FOR the election of Messrs. Smoot, Menario and Hankowsky as directors.

Information Regarding Nominees and Directors

         For each of the three nominees for election as directors at the 2004 Annual Meeting and the five directors in the classes of directors whose terms of office are to expire either at the 2005 Annual Meeting or the 2006 Annual Meeting, as set forth herein, there follows information as to the positions and offices with the Company held by each, the principal occupation of each during the past five years, and certain directorships of public companies and other organizations held by each.

---------------------------------------------------------------------------------------------------------------------

                                        NOMINEES FOR ELECTION AT ANNUAL MEETING

---------------------------------------------------------------------------------------------------------------------
Richard L. Smoot                                  In 2002, Mr. Smoot retired as Regional Chairman Advisory Board
Radnor, PA                                        Philadelphia and Southern New Jersey, The PNC Financial Services
Director since 1997                               Group, a position he held since 2001. He continues to be a member of the PNC Advisory Board. From 1991 through 2000, Mr. Smoot served as President and Chief Executive Officer of PNC Bank in Philadelphia
                                                  and Southern New Jersey, and its predecessor, Provident National
                                                  Bank. He also served as Executive Vice President responsible for
                                                  Operations and Data Processing for the Bank from 1987 to 1991.
                                                  Before joining PNC Bank in 1987, Mr. Smoot served 10 years as First
                                                  Vice President and Chief Operating Officer of the Federal Reserve
                                                  Bank of Philadelphia. Mr. Smoot is Chairman of The Philadelphia
                                                  Orchestra and The Settlement Music School. Mr. Smoot is also a director of P.H. Glatfelter Company and Southco Inc. Age: 63.

William P. Hankowsky                              Mr. Hankowsky has been Chairman, President and Chief Executive
Philadelphia, PA                                  Officer of Liberty Property Trust, a fully integrated real estate
Nominee for Director                              firm, since 2001. Mr. Hankowsky joined Liberty in 2001 as Executive
                                                  Vice President and Chief Investment Officer. Prior to joining
                                                  Liberty, he served for 11 years as President of the Philadelphia
                                                  Industrial Development Corporation. Prior to that, he was Commerce
                                                  Director for the City of Philadelphia. Mr. Hankowsky serves on various charitable and civic boards, including the Philadelphia
                                                  Convention and Visitors Bureau, The Philadelphia Board of Trade, the
                                                  Academy of Music of Philadelphia and Kimmel Regional Performing Arts
                                                  Center. Age: 52.

John E. Menario                                   Mr. Menario retired as Assistant to the President of Banknorth
Director since 1999                               Group, Inc., a position he held since 1996. He served as Senior
Portland, ME                                      Executive Vice President and Chief Operating Officer of Peoples
                                                  Heritage Financial Group, Inc., from 1990 to 1996. Mr. Menario is also a director of Banknorth Insurance Group. Age: 68.


---------------------------------------------------------------------------------------------------------------------

                              DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2005

---------------------------------------------------------------------------------------------------------------------

G. Fred DiBona, Jr.                               Mr. DiBona has served since 1990 as President and Chief Executive
Villanova, PA                                     Officer of Independence Blue Cross, the Delaware Valley region's
Director since 1993                               largest health insurer. He also serves as Chairman, President and
                                                  Chief Executive Officer of most of Independence Blue Cross'
                                                  subsidiaries and affiliates. Between 1987 and 1990, Mr. DiBona served as President and Chief Executive Officer for Pennsylvania
                                                  Blue Shield's holding company, Keystone Ventures, Inc. Mr. DiBona is also a director of Independence Blue Cross and its subsidiaries, The
                                                  GEO Group, Inc., Exelon Corporation, Tasty Baking Company, Eclipsys
                                                  Corporation, Crown Holdings, Inc. and various civic and charitable organizations. Age: 53.

Mary C. Carroll                                   Ms. Carroll is a consultant, and an advisor to nonprofit
Bryn Mawr, PA                                     corporations, businesses and government agencies and is a  well-
Director since 1981                               recognized civic volunteer. She is the Honorary Trade Representative of Nepal for the U.S. and Chairman of the Nepal Foundation. She is a
                                                  founder, director or trustee of various civic and charitable organizations, including the YMCA of Philadelphia and Vicinity and the National Parks Mid-Atlantic Council. Age: 63.


-------------------------------------------------------------------------------------------------------------------

                              DIRECTORS CONTINUING IN OFFICE WITH TERMS EXPIRING IN 2006

-------------------------------------------------------------------------------------------------------------------

John F. McCaughan                                 In 1998, Mr. McCaughan retired as President of the BetzDearborn,
Doylestown, PA                                    Inc. Foundation, having served in that capacity since 1995. From
Director since 1984                               1995 to 1996, Mr. McCaughan was Chairman of Betz Laboratories, Inc.,
                                                  which provides engineered chemical treatment of water, wastewater and process systems. Mr. McCaughan was Chairman and Chief Executive
                                                  Officer of Betz Laboratories from 1982 to 1994. He is also a director of Penn Mutual Life Insurance Company, Petroferm, Inc. and
                                                  numerous charitable organizations. Age: 68.

Richard H. Glanton, Esq.                          Mr. Glanton is Senior Vice President of Corporate Development at
Philadelphia, PA                                  Exelon Corporation. From 1986 to 2003 was a partner in the law
Director since 1995                               firm of Reed Smith LLP in Philadelphia. Mr. Glanton is a director of The GEO Group, Inc. Age: 57.

Nicholas DeBenedictis                             Mr. DeBenedictis has served as Chief Executive Officer of the
Ardmore, PA                                       Company since July 1992 and Chairman of the Board since May 1993.
Director since 1992                               He also serves as Chairman and Chief Executive Officer of the
                                                  Company's principal subsidiaries, including Aqua Pennsylvania, Inc.
                                                  Between April 1989 and June 1992, he served as Senior Vice President for Corporate Affairs of PECO Energy Company (now known as Exelon).
                                                  From December 1986 to April 1989, he served as President of the
                                                  Greater Philadelphia Chamber of Commerce and from 1983 to 1986 he served as the Secretary of the Pennsylvania Department of
                                                  Environmental Resources. Mr. DeBenedictis is a director of Exelon
                                                  Corporation, P.H. Glatfelter Company and Met-Pro Corporation and a
                                                  member of the advisory boards of PNC Bank in Philadelphia and
                                                  Southern New Jersey and Pennoni Associates. He also serves on the
                                                  Board of the Greater Philadelphia Chamber of Commerce, the
                                                  Pennsylvania Business Roundtable, and Hahnemann/MCP University and
                                                  is a Trustee of Drexel University. Age: 58.

CORPORATE GOVERNANCE

         The Board of Directors operates pursuant to a set of written Corporate Governance Guidelines. Copies of these Guidelines can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company's website - www.aquaamerica.com or by contacting the Company at the address appearing on the first page of this proxy statement, attention Investor Relations Department. (See Additional Information on page 40).

Director Independence

         The Board of Directors is, among other things, responsible for determining whether each of the directors is independent in light of any relationship each director may have with the Company. The Board of Directors has adopted the following standards for determining a director's independence, which are consistent with the listing standards of the New York Stock Exchange:

                  A director will not be deemed independent if, within the period prescribed by the New York Stock Exchange:

                           o the director was employed by the Company;

                           o someone in the director's immediate family was
                             employed as an executive officer of the Company;

                           o the director was employed by or affiliated with the
                             Company's present or former internal auditors or outside independent auditors;

                           o someone in the director's immediate family was
                             employed or affiliated with the Company's present or former internal auditors or outside independent auditors in a professional capacity;

                           o the director or someone in her/his immediate family
                             was employed as an executive officer of another entity that concurrently has or had as a member of its compensation committee of the board of directors any of the Company's executive officers; or

                           o the director received, or someone in the director's
                             immediate family received, more than $100,000 per year (i.e., during any twelve month period) in direct compensation from the

                             Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and, in the case of an immediate family member, other than compensation for service as a non-executive employee of the Company;

                           o the director was an executive officer or employee,
                             or someone in her/his immediate family was an executive officer of, another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year of the other company, exceeded $1 million or two percent, whichever is greater, of the other company's consolidated gross revenues; or

                           o the director served as an executive officer of a
                             charitable organization, and the Company made charitable contributions to the charitable organization in any single fiscal year of the charitable organization that exceeded $1 million or two percent, whichever is greater, of the charitable organization's consolidated gross revenues.

         These standards are set forth in the Company's Corporate Governance Guidelines.

         Based on a review applying these standards, the Board of Directors has affirmatively determined that each of the Company's directors, other than the Chief Executive Officer, Mr. DeBenedictis, is independent and that none of the directors, other than Mr. DeBenedictis, has a material relationship with the Company.

         The Board of Directors has appointed Mr. DiBona, in his capacity as Chairman of the Corporate Governance Committee, as the presiding independent director. As the presiding independent director, Mr. DiBona's responsibilities include: presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; calling meetings of the independent directors, if appropriate; and, if requested by major shareholders, ensuring that he is available for consultation and direct communications with such shareholders.

Board Committees

         The Board of Directors held six meetings in 2003. The Company's Bylaws provide that the Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee and one or more other committees, with each such committee to consist of two or more directors. The Board of Directors annually elects from its members the Executive, Audit, Executive Compensation and Employee Benefits, Corporate Governance, and Pension Committees. Each director attended at least 75% of the aggregate of all meetings of the Board and the Committees on which they served in 2003. The Board of Directors encourages all directors to attend the Company's Annual Meeting of Shareholders. All the directors were in attendance at the 2003 Annual Meeting of Shareholders.

         Executive Committee. The Company's Bylaws provide that the Executive Committee shall have and exercise all of the authority of the Board in the management of the business and affairs of the Company, with specific exceptions. The Executive Committee is intended to serve in the event that action by the Board of Directors is necessary or desirable between regular meetings of the Board, or at a time when convening a meeting of the entire Board is not practical, and to make recommendations to the entire Board with respect to various matters. The Executive Committee did not meet in 2003. The Executive Committee currently has five members, and the Chairman of the Company serves as Chairman of the Executive Committee.

         Audit Committee. The Audit Committee is composed of three directors, whom the Board of Directors has affirmatively determined meet the standards of independence required of audit committee members by the New York Stock Exchange and applicable Securities and Exchange ("SEC") rules. Based on a review of the background and experience of the members of the Audit Committee, the Board of Directors has determined that all members of the Audit Committee are financially literate, and two members of the Committee, the Chairman of the Committee, Mr. Smoot, and Mr. Menario are audit committee financial experts within the meaning of applicable SEC rules. The Audit Committee was required to meet at least four times during the year and met six times during 2003. The Committee operates pursuant to a written charter, a copy of which is attached as Appendix A to this Proxy Statement. The primary responsibilities of the Audit Committee are to monitor the integrity of the Company's financial reporting process and systems of internal controls, including the review of the Company's annual audited financial statements, and to monitor the independence of the Company's independent accountants. The Audit Committee has the exclusive authority to select, evaluate and, where appropriate, replace the Company's independent accountants.

         The Audit Committee has considered the extent and scope of non-audit services provided to the Company by its independent accountants and has determined that such services are compatible with the independent accountants maintaining their independence. For more information, see the Audit Committee Report on pages 25 and 26.

         Executive Compensation and Employee Benefits Committee. The Executive Compensation and Employee Benefits Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors. The Executive Compensation and Employee Benefits Committee has the power to administer and make awards of stock options, dividend equivalents and restricted stock under the Company's 1994 Equity Compensation Plan. In addition, the Executive Compensation and Employee Benefits Committee reviews the recommendations of the Company's Chief Executive Officer as to appropriate compensation of the Company's officers (other than the Chief Executive Officer) and determines the compensation of such officers and the Company's Chief Executive Officer for the ensuing year. The Executive Compensation and Employee Benefits Committee held five meetings in 2003.

         Corporate Governance Committee. The Corporate Governance Committee is composed of three directors, whom the Board of Directors has affirmatively determined are independent directors. The Corporate Governance Committee is responsible for identifying and considering qualified nominees for directors and developing and periodically reviewing the Corporate Governance Guidelines by which the Board of Directors is organized and executes its responsibilities. In addition, the Chair of the Corporate Governance Committee conducts corporate governance discussions in executive sessions with the Board of Directors. The Corporate Governance Committee met twice during 2003.

         The Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. In considering candidates for the Board, the Charter of the Corporate Governance Committee requires that the Committee consider the candidates' personal abilities and qualifications, independence and the diversity of their background, expertise and experience in fields and disciplines relevant to the Company In addition, directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and be selected based upon contributions that they can make to the Company. The Committee considers all of these qualities when selecting, subject to Board ratification, candidates for director.

         Pension Committee. The Pension Committee serves as the Plan Administrator for the Company's qualified benefit plans. The Committee reviews and recommends to the Board any actions to be taken by the Board in the discharge of the Board's fiduciary responsibilities under the Company's qualified benefit plans and meets periodically with the Company's investment consultant. The Committee consists of three members and met two times in 2003.

         Each of the Committees of the Board of Directors operates pursuant to a written Committee Charter. Copies of these Charters can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company's website - www.aquaamerica.com or by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of the Investor Relations Department.


         The current members of the Committees of the Board of Directors are as follows:

                                          Executive Compensation and
Executive Committee                       Employee Benefits Committee               Audit Committee
-------------------                       ---------------------------               ---------------
Nicholas DeBenedictis*                    John F. McCaughan*                        Richard L. Smoot*
G. Fred DiBona, Jr.                       G. Fred DiBona, Jr.                       John E. Menario
John F. McCaughan                         Alan R. Hirsig                            Alan R. Hirsig
Richard L. Smoot
Richard H. Glanton, Esq

Pension Committee                         Corporate Governance Committee
-----------------                         ------------------------------
Richard H. Glanton, Esq.*                 G. Fred DiBona, Jr.*
Mary C. Carroll                           Richard H. Glanton, Esq.
Nicholas DeBenedictis                     Mary C. Carroll

---------------------
*Chairman

                                (Proposal No. 2)

            AMENDMENT TO AQUA AMERICA'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Voting on Proposal No. 2

         At the Aqua America Annual Meeting, there will be presented to shareholders a proposal to approve the Board of Directors' adoption of an Amendment to the Company's Articles of Incorporation increasing the authorized shares of the Company's Common Stock, par value $.05 per share, from 100 million shares to 300 million shares. At its March 2, 2004 meeting, the Board of Directors unanimously approved the proposed Amendment to the Company's Articles of Incorporation increasing the authorized shares, subject to shareholder approval at the Aqua America Annual Meeting. The Amendment to the Articles of Incorporation will not be effective unless and until shareholder approval is obtained.

   The text of the proposed Amendment to the Articles of Incorporation is set forth in Appendix B to this Proxy Statement.

Purposes and Effects

          Under the Company's Articles of Incorporation, the Company has 100 million shares of Common Stock authorized to be issued. Without an increase to the Company's authorized shares, Aqua America would only be able to issue another 7 million shares in connection with acquisitions, financings, stock splits or other purposes for which the Company may from time to time issue shares of its Common Stock. The number of authorized shares of Aqua America's Common Stock was last increased from 40 million shares to 100 million shares in 1998 after approval by the shareholders.

         Over the past twelve years, the number of Aqua America's shares of Common Stock outstanding has increased by over 85 million shares to approximately 93 million shares outstanding as of December 31, 2003. Of this increased number of shares outstanding, approximately 65% or 55 million shares were issued in connection with the five stock splits in the form of stock distributions authorized by the Board of Directors. Another 15% or 13 million shares were issued in connection with the Company's merger with Consumers Water Company in 1999 and 9% or 7.6 million shares were issued in connection with equity financings by the Company.

         Having additional shares of authorized stock available for issuance will give Aqua America greater flexibility in the event that additional shares are needed in connection with raising additional capital, possible acquisitions, stock distributions and stock splits and other corporate purposes. Aqua America has no present plans for any such stock dividend, acquisition or offering, but expects to continue to review acquisition opportunities as they may become available. If the recommended Amendment to the Articles of Incorporation is approved, the Aqua America Board of Directors will have the authority to issue the additional shares of Common Stock or any part thereof in an efficient manner, without the time constraints of requiring further action by the shareholders, except as required by applicable law or regulations. Future issuances of such shares could dilute existing shareholders. The Aqua America Board of Directors believes that the availability of the additional shares of Common Stock for the purposes stated would be beneficial to the Company.

Vote Required for Approval

         Approval of the Amendment to the Articles of Incorporation requires the affirmative vote of the majority of the votes cast by all shareholders of Aqua America Common Stock present in person or represented by proxy at the Annual Meeting. The holders of Aqua America Common Stock are entitled to one vote on all matters properly brought before the Aqua America Annual Meeting for each share of Aqua America Common Stock held by such persons. Votes may be cast in person at the Aqua America Annual Meeting or by proxy. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be counted for purposes of determining the aggregate number of votes cast. Similarly, broker non-votes will also be counted for purposes of determining whether there is a quorum, but will not be counted for purposes of determining the aggregate number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the approval of Proposal No. 2.


      The Board of Directors unanimously recommends a vote FOR approval of the Amendment to the Aqua America, Inc. Articles of Incorporation.


                                (Proposal No. 3)

                                APPROVAL OF 2004
                            EQUITY COMPENSATION PLAN
                            ------------------------

Voting on Proposal No. 3

         At the Aqua America Annual Meeting, there will be presented to shareholders a proposal to approve and adopt the Aqua America, Inc. 2004 Equity Compensation Plan (the "Plan") under which 3,675,000 shares of the Company's Common Stock will initially be reserved for issuance. The Plan will be a successor plan to the Company's existing Amended and Restated Aqua America, Inc. (formerly Philadelphia Suburban Corporation) 1994 Equity Compensation Plan (the "1994 Plan") which will be frozen upon the approval of the Plan. The Plan is substantially similar to the 1994 Plan, as previously approved by the shareholders, and differs only as follows: (1) the Plan authorizes the Committee to designate certain pre-established performance goals specified within the terms of the Plan, the accomplishment of which will be required in order for restricted stock grants under the Plan to become vested for the grantee, (2) no more than fifty percent (50%) of the total shares authorized for issuance under the Plan may be issued as restricted stock awards and (3) the expiration date for the Plan will be March 17, 2014. The Executive Committee of the Board of Directors unanimously approved the proposed Plan, subject to shareholder approval at their Annual Meeting. The Plan is effective on March 18, 2004, subject to approval of the shareholders.

          The text of the proposed 2004 Equity Compensation Plan is set forth in Appendix C to this Proxy Statement.

Purposes and Effects

         Under the 1994 Plan as presently existing, the Committee may grant restricted stock awards to key employees. Under the Plan, the Committee may also grant certain restricted stock awards, the vesting of which is conditioned upon the achievement of certain specified performance goals. In addition to increasing the performance standards in order for the executive to earn the long-term incentive, the new Plan will allow the Company to treat the restricted stock awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. If this proposal is approved, the Plan will allow the Company to continue to provide key employees of the Company the opportunity to acquire a meaningful equity interest in the Company as an incentive for them to remain in service, while maintaining the Company's ability to deduct the full amount of the compensation paid to such Plan participants upon the achievement of the performance goals. The Board believes that such equity incentives are a significant factor in the Company's ability to attract and retain the key individuals who are essential to the Company's growth and financial success. Additionally, the Board believes that expanding the Company's exemption under Code Section 162(m) for performance-based compensation under the terms of the Plan, as proposed, is a financial benefit to the Company for the long-term.

Vote Required for Approval

         Approval of the 2004 Equity Compensation Plan requires the affirmative vote of the majority of the votes cast by all shareholders of the Company's Common Stock. The holders of the Company's Common Stock are entitled to one vote on all matters properly brought before the Annual Meeting for each share of Common Stock held by such persons. Votes may be cast in person at the Annual Meeting or by proxy. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum will not be counted for purposes of determining the aggregate number of votes cast. Similarly, broker non-votes will also be counted for purposes of determining whether there is a quorum, but will not be counted for purposes of determining the aggregate number of votes cast. Accordingly, abstentions and broker non-votes will have no effect on the approval of Proposal No. 3. Should such shareholder approval not be obtained, then the 2004 Equity Compensation Plan will not be implemented and no option grants or restricted stock awards will be made under the Plan. In the event such shareholder approval is obtained, no further stock option grants or restricted stock awards will be made under the 1994 Plan. In the event shareholder approval of the 2004 Equity Compensation Plan is not obtained, the 1994 Plan will continue under its current terms; however, restricted stock awards which are granted under the 1994 Plan will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.


          The Executive Committee of the Board of Directors unanimously recommends a vote FOR approval of the 2004 Equity Compensation Plan.

Description of the 2004 Equity Compensation Plan

         The description of the 2004 Equity Compensation Plan contained herein is qualified in its entirety by reference to the Plan document.

         General. The purpose of the 2004 Equity Compensation Plan is to provide an incentive, in the form of a proprietary interest in the Company, to officers, other key employees and non-employee directors of the Company and its subsidiaries and key consultants, to increase their interest in the Company's welfare, and to provide a means through which the Company can attract and retain officers, other key employees and non-employee directors and key consultants of significant abilities. Subject to adjustment as described below, the maximum aggregate number of shares of the Common Stock of the Company that may be issued or transferred under the Plan shall be 3,675,000 shares; provided, however, that no more than 50% of these shares shall be available for issuance as restricted stock. The maximum number of shares of Common Stock that may be subject to grants made under the 2004 Equity Compensation Plan, to any individual during any calendar year is 150,000 shares. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited grant also may be made available for distribution in connection with future awards under the Plan. Additionally, if and to the extent stock options granted under the 1994 Plan terminate or expire without being exercised, or if any shares of restricted stock are forfeited, or shares of Common Stock otherwise issuable under the 1994 Plan are withheld by the Company in satisfaction of withholding taxes incurred in connection with the exercise of a stock option or vesting of a restricted stock award, the shares subject to such awards may be made available for distribution in connection with future awards under the Plan.

         Administration of the Plan. The 2004 Equity Compensation Plan is administered and interpreted by a Committee of the Board (the "Committee") consisting of not less than three independent directors appointed by the Board from among its members. Under the terms of the 2004 Equity Compensation Plan, each of the members of the Committee may be "outside directors" as defined in
Section 162(m) of the Code and shall also be "non-employee directors" as defined under Rule 16b-3 under the Exchange Act. The Committee has full power and authority to administer and interpret the 2004 Equity Compensation Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the 2004 Equity Compensation Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee or the Board, subject to the terms of the 2004 Equity Compensation Plan, in its sole discretion, may make grants under the 2004 Equity Compensation Plan to eligible officers and other key employees and key consultants. The Board may also ratify or approve grants made by the Committee if the Committee deems it appropriate in a particular circumstance. Non-employee directors are eligible to receive annual grants of 1,093 shares of restricted stock, subject to adjustment as provided under the 2004 Equity Compensation Plan. Reference to the Committee in the following paragraphs shall also mean the Board when acting under its authority to make, approve or ratify grants under the 2004 Equity Compensation Plan.

         Grants. Incentives under the 2004 Equity Compensation Plan consist of incentive stock options, nonqualified stock options, restricted stock grants and dividend equivalents (hereinafter collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the 2004 Equity Compensation Plan and to those other terms and conditions consistent with the 2004 Equity Compensation Plan as the Committee deems appropriate and as are specified in writing by the Committee to the designated individual (the "Agreement"). The Committee must approve the form and provisions of each Agreement.

         Grants in Connection with Corporate Transactions and Otherwise. The 2004 Equity Compensation Plan, permits the Committee to make Grants under this 2004 Equity Compensation Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become key employees of the Company or any of its subsidiaries, or for other proper corporate purposes. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an employee of the Company or any of its subsidiaries by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the 2004 Equity Compensation Plan and from those of the substituted stock incentives. The Committee will prescribe the provisions of the substitute grants.

         Eligibility for Participation. Officers and other key employees of the Company and key consultants are eligible to participate in the 2004 Equity Compensation Plan and non-employee directors are eligible to receive annual restricted stock grants under the Equity Compensation Plan (hereinafter referred to individually as the "Participant" and collectively as the "Participants"). The Committee or the Board may select the persons to receive Grants (the "Grantees") from among the Participants and determine the number of shares of common stock subject to a particular Grant. As of March 30, 2004, there were approximately 250 key employees, 7 non-employee directors and no consultants eligible to participate in the Plan.

         Granting of Options. The Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of section 422 of the Code and/or nonqualified stock options ("NQSOs") in accordance with the terms and conditions set forth in the 2004 Equity Compensation Plan or any combination of ISOs or NQSOs (hereinafter referred to collectively as "Stock Options"). The Committee may grant only NQSOs to key consultants under the Plan.

         Term, Purchase Price, Exercisability and Method of Exercise. The exercise price of Common Stock subject to an ISO or NQSO is the fair market value of such stock on the date the Stock Option is granted, except that the exercise price of an ISO granted to an employee who owns more than 10% of the total combined voting power of all classes of the stock of the Company or its subsidiaries may not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. On March 14, 2004, the fair market value of a share of Common Stock was $20.66 per share.

         The Committee determines the option exercise period for each Stock Option; provided, however, that the exercise period for an ISO may not exceed ten years from the date of grant and the exercise period for a NQSO may not exceed ten years and one day from the date of grant. In addition, the exercise period of an ISO granted to an employee who owns more than 10% of the total voting power of all outstanding stock of the Company or its subsidiaries may not exceed five years from the date of grant. The time when Stock Options become exercisable is determined by the Committee, in its sole discretion, and is specified in the Agreement. A Grantee may exercise a Stock Option by delivering a notice of exercise to the Committee with accompanying payment of the option price. The Grantee may pay the option price in cash, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the last trading day prior to the date of exercise equal to the option price or with a combination of cash and shares. The Grantee must pay the option price and the amount of any withholding tax due, if any, at the time of exercise. Shares of Common Stock are not to be issued or transferred upon exercise of the Stock Option until the option price and the withholding obligation are fully paid.

         Restricted Stock Grants. The Committee may issue or transfer shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the 2004 Equity Compensation Plan to officers and other key employees. Shares of Common Stock issued pursuant to a Restricted Stock Grant may be issued for consideration or for no consideration, and the Committee grants to each Grantee a number of shares of Common Stock determined in its sole discretion. The total number of shares of Common Stock subject to Restricted Stock Grants under the 2004 Equity Compensation Plan, as amended and restated, is limited to a maximum of 50% of the total number of shares authorized for issuance under the Plan. If a Grantee's employment terminates during the period, if any, designated in the Agreement as the period during which the transfer of the shares is restricted (the "Restriction Period"), the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Company.

         The 2004 Equity Compensation Plan authorizes the issuance of Restricted Stock Grants under which the lapsing of the Restriction Period is determined based on the achievement of certain performance goals. Subject to shareholder approval of 2004 Equity Compensation Plan, the Company anticipates that any compensation resulting from the lapse of restrictions on Restricted Stock Grants under the 2004 Equity Compensation Plan that are subject to the performance goals will qualify as performance-based compensation for purposes of Code
Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those Restricted Stock Grants will remain deductible by the Company without limitation under Code Section 162(m).

         Upon approval of the 2004 Equity Compensation Plan, the Committee may make Restricted Stock based upon the achievement of the following performance goals: (1) total return to shareholders; (2) dividends; (3) earnings per share;
(4) customer growth; (5) cost reduction goals; (6) the achievement of specified operational goals, including water quality and the reliability of water supply;
(7) measures of customer satisfaction; (8) net income (before or after taxes) or operating income; (9) earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; (10) revenue targets; (11) return on assets, capital or investment; (12) cash flow;
(13) budget comparisons; (14) implementation or completion of projects or processes strategic or critical to the Company's business operations; and (15) any combination of, or a specified increase in, any of the foregoing. In addition, such performance goals may be based upon the attainment of specified levels of the Company's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company's business units or divisions or any parent or subsidiary. Performance goals may be based upon the attainment of specified levels of the Company's performance under one or more of the measures described above during a specified time period, which may differ from the Restriction Period. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

         Non-employee directors of the Company are entitled to receive grants of 1,093 shares of restricted stock each year on the first of the month following the annual meeting of shareholders. Shares granted to non-employee directors may not be sold for six months following the date of grant.

         During the Restriction Period, a Grantee has all of the rights of a shareholder, including the right to vote and receive dividends, except that during the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the Grantee's death. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Committee may determine as to any or all Restricted Stock Grants that all restrictions will lapse under such other circumstances as it deems equitable.

         Non-Employee Director Grants. The 2004 Equity Compensation Plan provides that as of the first day of the month following the Company's annual meeting of shareholders, each non-employee director will receive a grant of 1,093 shares of Common Stock. Such shares shall not be sold for 6 months following the date of the grant. No other restrictions apply to such shares. Notwithstanding any other provision of the 2004 Equity Compensation Plan, this provision may not be amended more than once every 12 months, except for amendments necessary to conform the 2004 Equity Compensation Plan to changes of the provisions of, or the regulations relating to, the Code.

         Dividend Equivalents. The Committee may grant dividend equivalents to officers and other key employees either alone or in conjunction with all or any part of any Stock Option granted under the 2004 Equity Compensation Plan. A dividend equivalent is equal to the dividend payable on a share of Common Stock of the Company. The Company will credit to an account maintained for the Grantee on its books and records an amount that is generally equal to the dividend equivalents subject to the Grant during the accumulation period designated by the Committee.

         The amount of a dividend equivalent is determined by applying the following factors: (i) the number of dividend equivalents granted, (ii) the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company during the applicable accumulation period and
(iii) the length of the applicable accumulation period designated by the Committee at the time of grant.

         Generally, a Grantee will receive payment of a percentage of his dividend equivalents as specified by the Committee at the time of grant, at the end of the performance period established by the Committee at the time of the grant. A performance period will generally be four years, but may be as long as eight years or as short as two years from the date of grant, depending on the performance criteria established by the Committee at the time of the grant. A Grantee's dividend equivalents may be subject to more than one performance period and more than one set of performance criteria.

         Generally, no payments of dividend equivalents will be made before the end of the applicable performance period or periods or to any Grantee whose employment terminates before the end of the applicable performance period or periods for any reason other than retirement under the Company's or a subsidiary's retirement plan, death or total disability, unless the Committee, in its sole discretion, determines otherwise.

         Payment of dividend equivalents, at the discretion of the Committee, may be made solely in cash, solely in credits to be applied toward payment of an exercisable related option or a combination of cash and such credits. A Grantee may also defer receipt of the payment of dividend equivalents, if he elects to do so on or before December 31 of the year preceding the beginning of the last full year of the applicable performance period.

         Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration includes amounts received upon the exercise of stock options granted under the 2004 Equity Compensation Plan, amounts received in connection with dividend equivalents granted under the 2004 Equity Compensation Plan and the value of shares received when the shares of restricted stock became transferable (or such other time when income is recognized). An exception exists, however, for "qualified performance-based compensation." The 2004 Equity Compensation Plan, is intended to allow grants of stock options to meet the requirements of "qualified performance-based compensation." Stock options should generally meet the requirements of "qualified performance-based compensation," if the exercise price is at least equal to the fair market value of the Common Stock on the date of grant. In addition, restricted stock granted pursuant to the terms of the proposed 2004 Equity Compensation Plan, the vesting of which is conditioned upon the achievement of certain performance goals should also meet the requirements of "qualified performance-based compensation."

         Transferability. Grants are generally not transferable by the participant, except in the event of death. However, the Plan provides that the Committee may grant NQSOs that allow the participant to transfer the NQSOs on such terms as the Committee deems appropriate.

         Amendment and Termination of the 2004 Equity Compensation Plan. The 1994 Plan, originally approved by the shareholders of the Company on May 19, 1994, and re-approved on May 15, 2003 is scheduled to terminate on May 14, 2014. The Board may amend or terminate the 2004 Equity Compensation Plan at any time; provided, however, that the Board may not, without shareholder approval, make any amendment that requires shareholder approval pursuant to Section 422 or 162(m) of the Code. Unless sooner terminated by the Board, the proposed 2004 Equity Compensation Plan is scheduled to terminate on March 17, 2014, subject to the approval of this Proposal No. 3 by the shareholders.

         Amendment and Termination of Outstanding Grants. An amendment of the 2004 Equity Compensation Plan that occurs after a Grant is made will not result in the amendment of the Grant unless the Grantee consents or unless the Committee revokes a Grant, the terms of which are contrary to applicable law. The termination of the 2004 Equity Compensation Plan will not impair the power and authority of the Committee with respect to outstanding Grants.

         Adjustment Provisions; Change of Control of the Company. If there is any change in the number or kind of shares of Common Stock through the declaration of stock dividends, or through a recapitalization, stock split, or combinations or exchanges of such shares, or merger, recapitalization or consolidation of the Company, reclassification or change in the par value or by reason of any other extraordinary or unusual event, the number of shares of Common Stock available for Grants and the number of such shares covered by outstanding Grants, the price per share or the applicable market value of such Grants or the terms and conditions applicable to dividend equivalents will be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock.

         In the event of a Change of Control of the Company, (i) all outstanding Stock Options will become immediately exercisable, (ii) all restrictions on the transfer of shares with respect to a Restricted Stock Grant which have not, prior to such date, been forfeited will immediately lapse and (iii) all outstanding dividend equivalents which have not, prior to such date, been forfeited will become immediately payable, regardless of whether the applicable performance period has ended. A Change of Control of the Company will be deemed to have taken place with certain exceptions if (i) a person or group, other than the Company, one of its affiliates or one of its employee benefit plans acquires 20% or more of the Common Stock then outstanding or (ii) during any 24-month period, there is a change in the majority of the Board other than by approval of the Board immediately prior to such change.

         Other Plan Provisions. A Grant under the 2004 Equity Compensation Plan will not be construed as conferring upon any Grantee a contract of employment or service, and such Grant will not confer upon the Grantee any rights upon termination of employment or service, other than certain limited rights as to the exercise of a Stock Option for a designated period of time following such termination.

         Federal Income Tax Consequences. The current federal income tax treatment of grants under the 2004 Equity Compensation Plan is generally described below. Local and state tax authorities may also tax incentive compensation awarded under the 2004 Equity Compensation Plan, and tax laws are subject to change. Participants are urged to consult with their personal tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

         Non-Qualified Stock Options. There are no federal income tax consequences to Grantees or to the Company upon the grant of an NQSO under the Equity Compensation Plan. Upon the exercise of NQSOs, Grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an NQSO, a Grantee will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO). The capital gain tax rate will depend on the length of time the shares were held and other factors.

         Incentive Stock Options. Grantees will not be subject to federal income taxation upon the grant or exercise of ISOs granted under the 2004 Equity Compensation Plan, and the Company will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the Stock Option price (or the Grantee's other tax basis in the shares) is an item of tax preference subject to the alternative minimum tax applicable to the person exercising the ISO. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the grant of the ISO generally will result in the recognition of capital gain or loss in the amount of the difference between the amount realized on the sale and the Stock Option price (or the Grantee's other tax basis in the shares), and the Company will not be entitled to any tax deduction in connection therewith. The capital gain tax rate will depend on the length of time the shares were held and other factors.

         If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the Grantee generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the Grantee's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the Grantee's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the Grantee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Stock Option price (or the Grantee's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a capital gain (or loss). The capital gain tax rate will depend upon the length of time the shares were held and other factors. The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the Grantee.

           Generally, where previously acquired Common Stock is used to exercise an outstanding ISO or NQSO, appreciation on such stock will not be recognized as income. However, if such Common Stock was acquired pursuant to the exercise of an ISO, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another ISO prior to the expiration of the applicable holding periods.

           Restricted Stock. A Grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time, less any consideration paid by the Grantee for such Restricted Stock, and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Grantee upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Grantee is not entitled to any tax deduction or tax refund.

           Non-Employee Directors Grants. Restricted Share Grants under the 2004 Equity Compensation Plan to non-employee directors will generally constitute taxable ordinary income to the director equal to the fair market value of the shares on the date of grant and the Company will be entitled to a tax deduction in the same amount. Any gain or loss recognized by the director upon subsequent disposition of the shares is a capital gain or loss and a long-term capital gain or loss if the directors have satisfied the applicable holding periods for the shares under the Code.

           Dividend Equivalents. Generally, a Grantee will not recognize any income upon the grant of dividend equivalents and the Company will not be entitled to a deduction, until the Grantee receives payment of the dividend equivalent or the dividend equivalent payment is credited towards the exercise of a related Stock Option. At the time the dividend equivalent is paid to the Grantee or credited towards the exercise of a related Stock Option, the Grantee will recognize ordinary compensation income in the amount of the payment or credit and the Company will be entitled to a deduction in the same amount.

           Section 162(m) of the Code. The Company's income tax deduction in any of the foregoing cases may be limited by the $1,000,000 limit of Section 162(m) of the Code if the Grant does not qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

           Tax Withholding. The acceptance, exercise or surrender of a Grant will constitute a Grantee's full consent to whatever action the Committee deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the 2004 Equity Compensation Plan. The Company may require Grantees who exercise NQSOs or who possess shares of Common Stock as to which the restrictions on transfer have lapsed to remit an amount sufficient to cover the Grantee's federal, state and local withholding tax obligations associated with the exercise of such Grants. Grantees, upon the receipt of shares following the exercise of ISOs, are obligated to (i) immediately notify the Company of the disposition of any or all ISO shares within two years of the date of grant of the ISO or one year of the date of such exercise, and (ii) remit to the Company an amount sufficient to satisfy any withholding obligation arising from such disposition. If acceptable to the Committee, Grantees may deliver Common Stock or cash in order to satisfy all such withholding obligations.

Summary of Benefits under the Plan

           The proposed 2004 Equity Compensation Plan is substantially similar to the Company's existing Amended and Restated 1994 Equity Compensation Plan, as previously approved by the shareholders, and differs only in the following respects: (1) the addition of the ability of the Committee to grant restricted stock awards which are subject to restrictions which lapse upon the achievement of specified performance goals, thereby qualifying such awards as exempt from the $1 million limitation on the deductibility of executive compensation, based on their status as "performance-based compensation", (2) no more than fifty percent (50%) of the total shares authorized for issuance under the Plan may be issued as restricted stock grants, and (3) an expiration date of March 17, 2014. The 2004 Equity Compensation Plan does not alter the considerations of the Committee with respect to grants under the 1994 Plan. For information with respect to grants to certain executive officers during the year ended under the 1994 Plan, see the table captioned "Option Grants in Last Fiscal Year" on page 33 and for information with respect to grants to the Company's non-employee directors, see page 37.

           New Plan Benefits. As of March 15, 2004, no awards have been granted under the proposed 2004 Equity Compensation Plan, the approval of which forms this Proposal No. 3. Since the possible awards proposed under the Plan provide various discretionary criteria from which the Committee may choose to determine awards, it is not possible to determine the awards that will be received by eligible individuals.

Securities Authorized for Issuance under Equity Compensation Plans

                                            EQUITY COMPENSATION PLAN INFORMATION

     ------------------------- ------------------------------ ---------------------------- -------------------------------
                                                                                           Number of securities
                                                                                           remaining available for
                                                                                           future issuance under
                               Number of Securities to        Weighted-average             equity compensation
                               be issued upon exercise        exercise price of            plans (excluding
                               of outstanding options,        outstanding options,         securities reflected in
                               warrants and rights            warrants and rights          column (a))
     Plan Category                         (a)                            (b)                          (c)
     ------------------------- ------------------------------ ---------------------------- -------------------------------
     Equity compensation
     plans approved by
     security holders                    2,993,421                      $13.31                       4,984,151
     ------------------------- ------------------------------ ---------------------------- -------------------------------
     Equity compensation
     plans not approved by
     security holders                        0                             0                             0
     ------------------------- ------------------------------ ---------------------------- -------------------------------
     Total                               2,993,421                      $13.31                       4,984,151
     ------------------------- ------------------------------ ---------------------------- -------------------------------

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of January 31, 2004 with respect to shares of Common Stock of the Company beneficially owned by each director, nominee for director and executive officer and by all directors, nominees and executive officers of the Company as a group. This information has been provided by each of the directors, executive officers and the nominee at the request of the Company. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC. Beneficial ownership includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

                                        Sole voting              Shared voting                  Total and
                                         and/or sole             and/or shared               percent of class
Beneficial Owner                    investment power(1)         investment power              outstanding(2)
----------------                    -------------------         ----------------              --------------
Mary C. Carroll                              11,222                    2,225(3)                  13,447
Nicholas DeBenedictis                       498,412                  236,126(4)                 734,538
G. Fred DiBona, Jr.                          12,031                        -                     12,031
Richard H. Glanton, Esq.                      8,911                        -                      8,911
William P. Hankowsky                              -                        -                          -
Alan R. Hirsig                               11,612                        -                     11,612
Richard D. Hugus                             46,995                        -                     46,995
John F. McCaughan                            19,683                        -                     19,683
John E. Menario                                 320                   12,258(5)                  12,578
Richard R. Riegler                          107,995                   15,304(6)                 123,299
David P. Smeltzer                            78,429                    2,447                     80,876
Richard L. Smoot                              7,578                        -                      7,578
Roy H. Stahl                                141,852                   65,183                    207,035

All directors and executive
officers as a group (12 persons)       945,040(7)                    333,543(8)              1,278,583(1.38%)

-------------
(1) Includes shares held under the Company's Thrift Plan.

(2) Percentages for each person or group are based on the aggregate of the shares of Common Stock outstanding as of March 1, 2004 (92,684,950 shares) and all shares issuable to such person or group upon the exercise of outstanding stock options exercisable within 60 days of that date. Percentage ownership of less than 1% of the class then outstanding as of March 1, 2004 has not been shown.

(3) The shareholdings indicated are owned of record by Mrs. Carroll's husband. Mrs. Carroll disclaims beneficial ownership of those shares.

(4) The shareholdings indicated include 1,964 shares owned of record by Mr. DeBenedictis' wife. Mr. DeBenedictis disclaims beneficial ownership of those shares.

(5) The shareholdings indicated include 96 shares owned of record by Mr. Menario's wife. Mr. Menario disclaims beneficial ownership of those shares.

(6) The shareholdings indicated include 15,304 shares owned of record by Mr. Riegler's wife. Mr. Riegler disclaims beneficial ownership of those shares.

(7) The shareholdings indicated include 586,528 shares exercisable under the 1994 Equity Compensation Plan on or before April 1, 2004.

(8) The shareholdings indicated include 301,791 shares (i) held in joint ownership with spouses, (ii) held as custodian for minor children or (iii) owned by family members.



                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality of the accounting principles, practices and judgments; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; the integrity of the Company's financial reporting processes and controls; and the selection and evaluation of the independent accountants, including the review of all relationships between the independent accountants and the Company.

         The Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including
Statement on Auditing Standards No. 61). In addition, the Committee has discussed with the independent accountants the accountants' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with the accountants' independence.

         The Committee discussed with the Company's internal and independent accountants, the overall scope and plans for their respective audits. The Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held six (6) meetings during 2003.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

         The Audit Committee has the authority to select, evaluate and, where appropriate, replace the Company's independent accountants. The Committee has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2004.

         A copy of the Audit Committee's Charter is attached to this proxy statement as Appendix A.


                                                        Respectfully submitted,


                                                        Richard L. Smoot
                                                        John E. Menario
                                                        Alan R. Hirsig



                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

Overall Objectives

         Aqua America's executive compensation program is designed to motivate its senior executives to achieve the Company's goals of providing its customers with high quality, cost-effective, reliable water services and providing the Company's shareholders with a market-based return on their investment.

         Toward that end, the program:

            [_] Provides compensation levels that are competitive with those provided by companies with which the Company may compete for executive talent.

            [_] Motivates key senior executives to achieve strategic business initiatives and rewards them for their achievement.

            [_] Creates a strong link between stockholder and financial performance and the compensation of the Company's senior executives.

         In administering the executive compensation program, the Executive Compensation and Employee Benefits Committee (the "Committee") attempts to strike an appropriate balance among the above-mentioned objectives, each of which is discussed in greater detail below.

         At present, the executive compensation program is comprised of three components: base salary, annual cash incentive opportunities and equity incentive opportunities. In determining the relative weighting of compensation components and the target level of compensation for the Company's executives, the Committee considers compensation programs of a peer group of companies. Because of the limited number of investor-owned water utilities from which comparable compensation data is available, the Committee utilizes survey data from a composite market ("Composite Market") compiled by a nationally recognized compensation consulting firm in assessing the competitiveness of the components of the Company's compensation program. The Composite Market for the base salary and annual cash incentive elements of the program consists of 25% water utilities, 25% other utilities and 50% general industrial businesses. There are ten water utilities in the water utilities portion of the Composite Market.

         Due to continued consolidation in the investor-owned water utility industry, there are no publicly traded water utilities in the Composite Market that are of comparable size to the Company. Consequently, as of the proxy statement filed in 2000, the Company began using the Dow Jones Utility Index instead of the Edward Jones Water Utility Index as the peer group for the stock performance chart in the Company's proxy. None of the water utilities in the Composite Market is in the Dow Jones Utility Index.

         Competitive compensation levels are targeted at the median of the third quartile range of compensation levels in the Composite Market, except for equity incentives, which are targeted at the 50th percentile of the compensation consulting firm's data base of general industrial organizations, including utilities, that have long-term incentive programs.

Compensation Components

Base Salary

         To ensure that its pay levels are competitive, the Company, with the assistance of its compensation consultant, regularly compares its executive compensation levels with those of other companies and sets its salary structure in line with competitive data from the Composite Market. Individual salaries are considered for adjustment annually and any adjustments are based on general movement in external salary levels, individual performance, and changes in individual duties and responsibilities.

Cash Incentive Awards

         The annual cash incentive plan is based on target incentive awards for each executive, which are stated as a percentage of their base salaries. Annual incentive awards for executive officers are calculated by a formula that multiplies the executive's target incentive percentage by a Company rating factor based on the Company's overall financial performance and an individual rating factor based on the executive's performance against established objectives. These factors can range from 0% to 125% for the Company rating factor and 0% to 150% for the individual rating factor. Each of these percentages are correlated with defined objectives and approved by the Committee each year. Regardless of the Company's financial performance, the Committee retains the authority to determine the final Company rating factor, and the actual payment and amount of any bonus is always subject to the discretion of the Committee.

Equity Incentives

             As part of its review of the total compensation package for the Company's officers, the Committee, with the assistance of its compensation consulting firm, reviewed the Company's equity incentive compensation program. Given the importance of dividends to a utility investor, the consultant recommended using a combination of stock options with dividend equivalents to best link executive long-term incentives to corporate performance and shareholder interests.

         Under the terms of the Company's 1994 Equity Compensation Plan, which was approved by the shareholders at the 1994 Annual Meeting, the Committee and the Board of Directors may grant stock options, dividend equivalents and restricted stock to officers, directors and key employees, and stock options to key consultants of the Company and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Company. The purpose of the Plan is to help align executive compensation with shareholder interests by providing the participants with a long-term equity interest in the Company. The Plan, we believe, provides the Company the ability to attract and retain employees of significant abilities.

Summary of Actions Taken by the Committee

Salary Increase

         Under the Company's salary program, the base salary budget is based on salary levels for comparable positions in the Composite Market. The projected overall annual increase is based on annual salary budget increase data reported by published surveys. Under these guidelines, actual salary increases are determined based on a combination of an assessment of the individual's performance and the individual's salary compared to the market. In the case of executive officers named in this Proxy Statement, the determination of salary levels is made by the Committee.

         Mr. DeBenedictis' salary for 2003 was consistent with the target level for the CEO position within the Composite Market. Mr. DeBenedictis' salary for 2004, which was approved by the Board of Directors on February 3, 2004 and effective on April 1, 2004, is consistent with published salary survey information on salary levels and projected annual salary increases for 2004 and is based on the Committee's favorable assessment of his and the Company's performance.

Annual Incentive Award

         At its February 2, 2004 meeting, the Committee determined the annual cash incentive awards to be made to the participants in the annual incentive plan. The awards were based on the Company's performance compared to its financial goal for 2003 as well as the participants' achievement of their individual objectives. Mr. DeBenedictis' annual incentive compensation for 2003 was based on the Company's earnings and the Committee's assessment of Mr. DeBenedictis' individual performance. Mr. DeBenedictis' achievements in 2003 included completing the AquaSource acquisition as well as 17 other smaller acquisitions and growth ventures, entering into an agreement to acquire Heater Utilities in North Carolina, improvements to the Company's customer service operations and continued cost containment.

Equity Incentives

         In 2003, because there was a limited number of shares remaining in the Company's 1994 Equity Compensation Plan until the shareholders' approval of additional shares for the Plan at the 2003 Annual Meeting, the normal awards of stock options for the Company's executive officers were deferred until after the shareholders' approval of the additional shares for the Plan. Therefore, effective March 3, 2003, the Committee approved the 2003 grant of incentive stock options and dividend equivalents under the Company's 1994 Equity Compensation Plan to certain of its key employees, including the award of dividend equivalents for its executive officers, at the fair market value on the date of grant for such stock options of $16.65 (adjusted for the effect of the Company's stock split in the form of a stock distribution to shareholders on December 1, 2003). Effective May 15, 2003, following the shareholders' approval of additional shares for the Company's 1994 Equity Compensation Plan, the Committee approved the 2003 grant of incentive options under the Plan to its executive officers at the fair market value on the date of grant of $18.34 (adjusted for the effect of the Company's stock split in the form of a stock distribution to shareholders on December 1, 2003). Effective March 1, 2004, the Committee approved, under the Company's 1994 Equity Compensation Plan, grants of incentive stock options and dividend equivalents to certain key employees, including its executive officers, at the fair market value of the Company's stock on the date of grant for such stock options of $21.53. The options are exercisable in installments of one-third each year starting on the first anniversary of the date of grant and expire at the end of 10 years from the date of grant. The dividend equivalents will accumulate dividends over a period of four years. In 2003, Mr. DeBenedictis received a grant of 68,750 dividend equivalents on March 3, 2003 and 68,749 stock options on May 15, 2003. For 2004, Mr. DeBenedictis received a grant of 70,000 stock options and dividend equivalents on March 1, 2004. At its March 1, 2004 meeting, the Committee also approved management's recommendation to reduce the performance period for the dividend equivalents granted in 2002 and 2003 by one year based on the Company's performance against the 2003 measurement criteria established by the Committee for this purpose at its March 3, 2003 meeting. The measurement criteria involve targets for earnings per share, dividends, total return to shareholders over a five-year period and customer growth.

         Section 162(m) of the Internal Revenue Code generally precludes the deduction for federal income tax purposes of more than $1 million in compensation (including long-term incentives) paid to the Chief Executive Officer and the other officers named in the Summary Compensation Table in any one year, subject to certain specified exceptions. For 2003, $447,949 of compensation would not be deductible under Section 162(m). While Aqua America's executive compensation program is structured to be sensitive to the deductibility of compensation for federal income tax purposes, the program is principally designed to motivate senior executives to achieve the Company's goals. Therefore, the Company has determined that it is appropriate for the Chief Executive Officer's compensation to be at a level that a portion is not deductible for federal income tax purposes.

                                                        Respectfully submitted,

                                                        John F. McCaughan
                                                        G. Fred DiBona, Jr.
                                                        Alan R. Hirsig

         The foregoing report of the Executive Compensation and Employee Benefits Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table shows compensation paid by the Company for services rendered during the years 2003, 2002 and 2001 for the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                                                                                               Long Term Compensation
                                                                                  --------------------------------------
                                              Annual Compensation                          Awards             Payouts
                                  --------------------------------------------------------------------------------------
                                                                     Other                       Securities               All Other
                                                                    Annual        Restricted     Underlying     LTIP       Compen-
         Name and                                                   Compen-          Stock        Options/     Payouts     sation
    Principal Position     Year      Salary($)(1)    Bonus($)(2)  sation($)(3)    Award(s)($)(4) SAR's(#)(5)     ($)       ($)(6)
-----------------------------------------------------------------------------------------------------------------------------------
Nicholas                   2003         350,358        312,851       6,000           203,125        68,749                 138,473
DeBenedictis               2002         334,500        294,060       5,500           347,820        68,749                 143,603
CEO                        2001         321,554        287,625       5,250                          78,125                 162,308

Roy H. Stahl               2003         207,512         87,342       6,000                          22,499                  38,574
Exec. V.P. &               2002         200,521         82,852       5,500            42,160        22,499                  31,047
General Counsel            2001         193,546         79,596       5,250                          23,438                  28,354
David P. Smeltzer          2003         178,265         70,559       5,348                          15,624                  28,616
Sr. V.P.-Finance           2002         164,054         65,995       4,922            42,160        15,624                  23,045
& CFO                      2001         156,067         56,962       4,681                          15,625                  20,035

Richard R. Riegler         2003         183,385         51,140       5,400                          12,499                  27,636
Sr. V.P.-                  2002         177,837         50,944       5,500            21,080        12,499                  26,116
Engineering &              2001         171,658         51,154       5,148                          15,625                  26,744
Environ. Affairs


Richard D Hugus            2003         164,081         50,462       4,922                          12,499                  26,798
President - Southern
Operations (7)

(1) Salary deferred at the discretion of the executive and contributed to the Company's Thrift Plan or Executive Deferral Plan is included in this column.

(2) Includes cash bonuses for services rendered during the specified year, regardless of when paid.

(3) Company matching contributions under the Company's Thrift Plan and Executive Deferral Plan are included in this column.

(4) Mr. DeBenedictis was awarded grants of the following shares of restricted stock under the Company's 1994 Equity Compensation Plan at the following fair market value of the shares based on the closing price on the New York Stock Exchange on the date indicated: 20,625 shares on June 17, 2002 at $16.86 and 12,500 shares on March 3, 2003 at $16.25. Of the restricted shares granted on June 17, 2002, 8,125 shares were released to Mr., DeBenedictis on March 17, 2003 and 12,500 shares were released to Mr. DeBenedictis on June 17, 2003. The restricted shares granted on March 3, 2003 were released to Mr. DeBenedictis on March 3, 2004. He is entitled to receive the dividends on the restricted shares pending their release. At year-end 2003, the value of the 12,500 shares still subject to restrictions was $276,250 based on the closing price for the stock on December 31, 2003 of $22.10.

     On June 17, 2002 the following executives were awarded grants of restricted stock under the Company's 1994 Equity Compensation Plan: Mr. Stahl 2,500 shares; Mr. Smeltzer 2,500 shares and Mr. Riegler 1,250 shares. The fair market value of the shares awarded on June 17, 2002 was $16.86per share based on the closing price on the New York Stock Exchange on that date. These restricted stock grants were released on March 17, 2003 and the grantees were entitled to receive the dividends on the restricted shares pending their release.

(5) Restricted stock and option award numbers for 2002 and 2003 have been restated to reflect the December 2001 and December 2003 5-for-4 stock splits in the form of stock distributions.

(6) Includes: (a) for 2002 and 2001, the dollar value, on a term loan approach, of the benefit of the whole-life portion of the premiums for a split dollar life insurance policy on Mr. DeBenedictis maintained by the Company, projected on an actuarial basis; (b) for 2002 and 2001, Company payments on behalf of Mr. DeBenedictis to cover the premium attributable to the term life insurance portion of the split dollar life insurance policy; (c) the amounts accrued for the named executives' accounts in 2003 in connection with the dividend equivalent awards made from 1999 through 2003 (Messrs. DeBenedictis $135,000, Stahl $37,563, Smeltzer $28,063, Riegler $26,000,
     and Hugus $26,000); (d) the value of group term life insurance maintained by the Company on the named executives (Messrs. DeBenedictis $3,362, Stahl $1,008, Smeltzer $553, Riegler $1,636 and Hugus $790); and (e) above-market interest earned in 2003 on amounts deferred under the Company's Executive Deferral Plan (DeBenedictis $111, Stahl $3 and Hugus $8). The Company will be reimbursed for the amount of the premiums paid under the split dollar program for Mr. DeBenedictis upon his death or repaid such premiums by Mr. DeBenedictis if he leaves the Company.

(7) Mr. Hugus was elected by the Board of Directors as Regional President - Aqua America Southern Operations on August 5, 2003.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five years with the average cumulative total return of a peer group of companies and the cumulative total return on the S&P 500 over the same period, assuming a $100 investment on December 31, 1998 and the reinvestment of all dividends. The Dow Jones Utility Index consists of the following companies: American Electric Power Company; Consolidated Edison, Inc.; NiSource Inc.; Exelon Corporation; TXU Corporation; Edison International; Public Service Enterprise Group Incorporated; Dominion Resources, Inc.;
Williams Companies, Inc.; Duke Energy Corporation; PG&E Corporation; AES Corporation; The Southern Company, FirstEnergy Corp.; and CenterPoint Energy, Inc.


                COMPARISON OF FIVE YEAR CUMMULATIVE TOTAL RETURN
             AMONG AQUA AMERICA, S&P 500 AND DOW JONES UTILITY INDEX


                                    2003
 ---------------------   -------------------------   ------------------------
           WTR               Dow Jones Utilities        S&P 500 Composite

    1998     100.00          1998         100.00       1998         100.00
    1999      72.18          1999          93.98       1999         121.00
    2000     110.42          2000         141.68       2000         109.99
    2001     130.21          2001         104.46       2001          96.90
    2002     118.48          2002          80.04       2002          75.49
    2003     162.32          2003         103.56       2003          97.13
 ---------------------   -------------------------   ------------------------


         The foregoing comparative stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK OPTION GRANTS IN 2003

         The following table sets forth information concerning individual grants of stock options under the Company's 1994 Equity Compensation Plan during 2003 to each executive officer identified in the Summary Compensation Table who received options during the period.

                                           OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       Grant Date
                                                  Individual Grants                                       Value
                              ----------------------------------------------------------------------------------------
                                  Number of       Percent of Total
                                  Securities        Options/SARs        Exercise
                                  Underlying         Granted to         or Base                        Grant Date
                                 Options/SARs        Employees           Price         Expiration        Present
            Name               Granted (#) (1)     in Fiscal Year      ($/Sh)(2)          Date        Value ($) (3)
            ----               ---------------     --------------      ---------          ----        -------------
N. DeBenedictis                     68,749              11.20%           18.34         5/15/2013         321,058
R. Stahl                            22,499               3.67%           18.34         5/15/2013         105,070
D. Smeltzer                         15,624               2.55%           18.34         5/15/2013          72,964
R. Riegler                          12,499               2.04%           18.34         5/15/2013          58,370
R. Hugus                            12,499               2.04%           16.65          3/3/2013          58,370

---------------------------

(1) The options listed in this column are qualified stock options granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant under the Company's 1994 Equity Compensation Plan. Grants become exercisable in installments of one-third per year commencing on the first anniversary of the grant date. An equal number of dividend equivalents, with a four-year accumulation period, were awarded to the named individuals under the 1994 Equity Compensation Plan. The accrued value of the dividend equivalent awards for 1999 through 2003 is shown on the Summary Compensation Table.

(2) The exercise price for options granted is equal to the mean of the high and low sale prices of the Company's common stock on the New York Stock Exchange composite tape on the date the option is granted. The option exercise price has been adjusted to reflect the impact of the December 1, 2003 5-for-4 stock split.

(3) The values in this column were determined using Black-Scholes Option Pricing Model. The actual value of stock options, if any, that may be realized will depend on the difference between the exercise price and the market price on the date of exercise. The estimated values under the Black-Scholes model are based on assumptions as to such variables as interest rates, stock price volatility and dividend yield. The key assumptions used in the Black-Scholes model valuation of the stock options are (i) an assumed dividend yield of 2.6%, (ii) a risk free rate of return of 3.7%, (iii) volatility of 32.4%, (iv) an exercise date of 5.6 years from the date of grant, and (v) no reduction in values to reflect non-transferability or other restrictions on the options. These assumptions are not a forecast of future dividend yield, stock performance or volatility.

      Stock Option Exercises in 2003 and Value of Options at Year-End 2003

         The following table sets forth information concerning the number of stock options exercised under the Company's 1994 Equity Compensation Plan during 2003 by each executive officer listed below and the number and value of unexercised options as of December 31, 2003, indicating in each case the number and value of those options that were exercisable and unexercisable as of that date.

                                         AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                                   AND YEAR-END OPTION VALUES

                                                             Number of Securities                Value of Unexercised
                            Shares                          Underlying Unexercised                   In-the-Money
                         Acquired on        Value               Options/SARs at                     Options/SARs at
         Name            Exercise (#)    Realized ($)         Fiscal Year-End (#)               Fiscal Year-End ($)(1)
         ----            ------------    ------------  ------------------------------------------------------------------------
                                                         Exercisable     Unexercisable      Exercisable       Unexercisable
                                                         -----------     -------------      -----------       -------------
DeBenedictis                10,645         118,053         322,203          140,623          3,506,567          1,530,414
Stahl                            -               -         116,860           45,312          1,210,412            469,333
Smeltzer                    35,154         376,421          31,243           31,250            227,911            227,963
Hugus                            -                          30,203           26,041            235,940            203,427
Riegler                     25,310         169,289          32,371           26,042            243,074            195,549

-----------------------

(1) Based on the average of the high and low price on the New York Stock Exchange - Composite Transactions of the Company's Common Stock on December 31, 2003 ($22.21).

CERTAIN COMPENSATION PLANS

Retirement Plan

         The Retirement Plan for Employees of the Company and certain of its subsidiaries (the "Retirement Plan") is a defined benefit pension plan. In general, the Retirement Plan applies to employees hired prior to certain dates in 2003 and the participants are eligible for normal pension benefits upon retirement at age 65 and are eligible for early retirement benefits upon retirement at age 55 with ten years of credited service. Under the terms of the Retirement Plan, a Company participant becomes fully vested in his or her accrued pension benefit after five years of credited service. Benefits payable to employees under the Retirement Plan are based upon "final average compensation", which is defined as the average cash compensation through the five highest consecutive years of the last ten full years preceding retirement.

         The Employee Retirement Income Security Act of 1974, as amended, ("ERISA") imposes maximum limitations on the annual amount of pension benefits that may be paid under, and the amount of compensation that may be taken into account in calculating benefits under, a qualified, funded defined benefit pension plan such as the Retirement Plan. The Retirement Plan complies with these ERISA limitations. Effective December 1, 1989, the Board of Directors adopted an Excess Benefits Plan for Salaried Employees of the Company (the "Excess Plan"). The Excess Plan is a nonqualified pension benefit plan that is intended to provide an additional pension benefit to Company participants in the Retirement Plan and their beneficiaries whose benefits under the Retirement Plan are adversely affected by these ERISA limitations. In addition, deferred compensation is excluded from the Retirement Plan Compensation, but is included in the calculation of the Excess Benefits Plan. The benefit under the Excess Plan is equal to the difference between (i) the amount of the benefit the Company participant would have been entitled to under the Retirement Plan absent such ERISA limitations and including deferred compensation, and (ii) the amount of the benefit actually payable under the Retirement Plan.

         The following tabulation shows the estimated annual pension payable pursuant to the Retirement Plan and the Excess Plan to Company employees, including employees who are directors or officers of the Company, upon retirement after selected periods of service. This table is provided for illustrative purposes only and does not reflect pension benefits presently due under the Retirement Plan or Excess Plan.

                                             PENSION PLAN TABLE

 Average Salary
  During Five                                 Estimated Annual Pension Based on Service of
Years Preceding              ------------------------------------------------------------------------------
   Retirement                15 Years         20 Years          25 Years         30 Years          35 Years
----------------             --------         --------          --------         --------          --------
 $100,000                    $ 24,300           32,500            40,600           43,100            45,600
  125,000                      31,100           41,500            51,800           54,900            58,100
  150,000                      37,800           50,500            63,100           66,800            70,600
  175,000                      44,600           59,500            74,300           78,700            83,100
  200,000                      51,300           68,500            85,600           90,600            95,600
  225,000                      58,100           77,500            96,800          102,400           108,100
  250,000                      64,800           86,500           108,100          114,300           120,600
  300,000                      78,300          104,500           130,600          138,100           145,600
  350,000                      91,800          122,500           153,100          161,800           170,600
  400,000                     105,300          140,500           175,600          185,600           195,600
  450,000                     118,800          158,500           198,100          209,300           220,600
  500,000                     132,300          176,500           220,600          233,100           245,600

         The Company's contributions to the Retirement Plan are computed on the basis of straight life annuities. The following executive officers listed in the Summary Compensation Table have the indicated number of completed years of service under the Retirement Plan, and would, upon retirement at age 65 on March 31, 2004, be entitled to a pension based on the remuneration level listed in the following table:
                                                                 Completed
                                        Covered                  Years of
         Name                         Remuneration           Credited Service
         ----                         ------------           ----------------

Nicholas DeBenedictis                   $688,672                     12
Roy H. Stahl                            $280,020                     22
Richard R. Riegler                      $242,222                     34
David P. Smeltzer                       $224,608                     17
Richard D. Hugus                        $219,052                     15

         A Supplemental Executive Retirement Plan or SERP has been established for Mr. DeBenedictis. This Plan, which is nonqualified and unfunded, was approved by the Board of Directors in 1992 and is intended to provide Mr. DeBenedictis with a total retirement benefit, in combination with the Retirement Plan and Excess Plan, that is commensurate with the retirement benefits for the chief executive officers of other companies. Under the terms of the SERP, Mr. DeBenedictis will be eligible to receive a benefit at normal retirement equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he had 25 years of service and absent the ERISA limitations referred to above, and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. Under the terms of Mr. DeBenedictis' SERP, if his employment is terminated for any reason prior to age 65, he is entitled to receive a supplemental retirement benefit equal to the difference between (i) the benefit to which he would otherwise be entitled under the Retirement Plan assuming he was credited with two years of service for each of his first seven years of credited service and (ii) the benefit payable to him under the Retirement Plan and the Excess Plan. If Mr. DeBenedictis retires from the Company at age 65, the SERP is projected to provide an annual benefit of $111,501.

                                 CODE OF ETHICS

                  The Company maintains a Code of Ethical Business Conduct for its directors, officers and employees, including the Company's Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer as required under
Section 406(a) of the Sarbanes-Oxley Act of 2002. The Code covers a number of important subjects, including: conflicts of interest; corporate opportunities; fair dealing; confidentiality; protection and proper use of Company assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of illegal or unethical behavior. Copies of the Company's Code of Ethical Business Conduct can be obtained free of charge from the Corporate Governance portion of the Investor Relations section of the Company's website - www.aquaamerica.com or by contacting the Company at the address appearing on the first page of this Proxy Statement, attention Investor Relations Department. The Company intends to post amendments to or waivers from the Code of Ethical Business Conduct (to the extent applicable to the Company's executive officers, senior financial officers or directors) on its web site.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts and Termination of Employment and Change of Control Arrangements

         Under the terms of Mr. DeBenedictis' employment arrangement, if his employment is terminated by the Company for any reason other than his disability, death or for cause, he will be entitled to receive a severance payment equal to twelve months of his base compensation paid in twelve equal monthly installments without offset. In the event that the employment of any of the executive officers named in the Summary Compensation Table set forth above is terminated, actually or constructively, within two years following a change of control of the Company, the executive officers will be entitled to certain payments and benefits under agreements with the Company. Under the terms of these agreements, the Chief Executive Officer will be entitled to three times his average annual compensation and the other executive officers will be entitled to two times their average annual compensation, plus certain benefits for a period of three years for the Chief Executive Officer and two years for the other executive officers. The agreement with the Chief Executive Officer also provides for reimbursement to him for the tax effects of certain payments and the transfer to him of a split dollar life insurance policy maintained by the Company on his life. Under the terms of the 1994 Equity Compensation Plan approved by the shareholders, outstanding stock options will become immediately exercisable, accrued dividend equivalents will become immediately payable and the restrictions on restricted stock grants will immediately lapse upon certain change of control events.

Compensation of Directors

         Directors who are full-time employees of the Company do not receive a retainer or fees for service on the Board of Directors or Committees of the Board. Members of the Board of Directors who are not full-time employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer fee of $12,000, plus an annual grant of 1,093 shares of the Company's Common Stock. Directors also receive a fee of $1,500 for attendance at each meeting of the Board of Directors of the Company and $1,000 for attendance at each Committee meeting. In addition, each Committee Chairman who is a Non-employee Director receives an annual retainer fee of $2,500. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board or Committee meetings. Directors are eligible to defer part or all of their fees under the Company's Director Deferral Plan. Amounts deferred accrue interest at the prime interest rate plus 1.0% or may be deemed invested in the Company's Common Stock at a 5% discount. Amounts deferred are not funded. In 2003, Mr. Glanton deferred $30,500 of his fees and accrued earnings of $21,273 on his accumulated deferred fees.


                             INDEPENDENT ACCOUNTANTS

                  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Services and Fees


The following table presents the fees for professional audit services billed by PricewaterhouseCoopers LLP (PwC) for the audit of the Company's annual consolidated financial statements for the years ended December 31, 2002 and 2003, and fees billed for other services rendered to the Company by PwC for each of such years:

                                                                 Fiscal
                                                                 ------

                                                         2003             2002
                                                       --------         --------

Audit Fees (1)                                         $592,100         $461,350
Audit-Related Fees (2)                                   70,050           50,400
Tax Fees (3)                                             20,500           59,864
All Other Fees (4)                                          -0-              -0-
                                                       --------         --------
Total                                                  $682,650         $571,614
                                                       ========         ========
----------------
(1) Represents fees for any professional services provided in connection with the audit and review of the Company's annual financial statements and services for comfort letters, consents and assistance with and review of documents filed with the Commission.

(2) Represents fees for any professional services in connection with the audits of the Company's employee benefit plans and internal control reviews.

(3) Represents fees for any professional services in connection with the review of the Company's federal and state tax returns and advisory services for other tax compliance, tax planning and tax advice.

(4) Represents fees for any other professional services not detailed above.

Under the Sarbanes-Oxley Act of 2002 ("Sarbane-Oxley"), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditor. As a result, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that such services do not impair the auditor's independence from the Company. To implement these provisions of Sarbanes-Oxley, the SEC has issued rules regarding the Audit Committee's administration of the engagement of the independent auditor and has specified the types of services that an independent auditor may not provide to its audit client.

Effective November 2002, the Audit Committee established a procedure to comply with their charter to pre-approve all auditing and non-auditing fees proposed to be provided by the Company's independent auditor prior to engaging the auditor for that purpose. Consideration and approval of such services occurs at the Audit Committee's regularly scheduled meetings.

        SHAREHOLDER COMMUNICATIONS AND PROPOSALS FOR 2005 ANNUAL MEETING

         Consideration of certain matters is required at the Annual Meeting of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, shareholders may present resolutions, which are proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting, by submitting their proposals to the Company on a timely basis. In order to be included for the 2005 Annual Meeting, resolutions must be received by December 13, 2004.

         The Company receives many shareholder suggestions which are not in the form of resolutions. All are given careful consideration. We welcome and encourage your comments and suggestions. Your correspondence should be addressed as follows:

                  Roy H. Stahl
                  Secretary
                  Aqua America, Inc.
                  762 W. Lancaster Avenue
                  Bryn Mawr, PA  19010

         In addition, shareholders may communicate directly with the independent directors or the presiding independent director by writing to the address set forth below. The Company will review all such correspondence and provide any comments along with the full text of the shareholder's communication to the independent directors or the independent director.

                  The Independent Directors or Presiding Independent Director Aqua America, Inc.
                  c/o Secretary
                  762 W. Lancaster Avenue
                  Bryn Mawr, PA 19010


               REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATION

         Nominations for election of directors may be made at the Annual Meeting by any shareholder entitled to vote for the election of directors, provided that written notice (the "Notice") of the shareholder's intent to nominate a director at the meeting is filed with the Secretary of the Company prior to the Annual Meeting in accordance with provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws.

         Section 4.13 of the Company's Bylaws requires the Notice to be received by the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors, with certain exceptions. These notice requirements do not apply to nominations for which proxies are solicited under applicable regulations of the SEC. The Notice must contain or be accompanied by the following information:

              (1) the name and residence of the shareholder who intends to make the nomination;

              (2) a representation that the shareholder is a holder of record of voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

              (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules had each nominee been nominated, or intended to be nominated, by the management or the Board of Directors of the Company;

              (4) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

              (5) the consent of each nominee to serve as a director of the Company if so elected.

         Pursuant to the above requirements, appropriate Notices in respect of nominations for directors must be received by the Secretary of the Company no later than May 6, 2004.

                             ADDITIONAL INFORMATION

         The Company will provide without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for 2003, Corporate Governance Guidelines, Committee Charters and Code of Ethical Business Conduct. Please direct your requests to Investor Relations Department, Aqua America, Inc., 762
W. Lancaster Avenue, Bryn Mawr, PA 19010.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (a 10% Shareholder), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or a written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the period January 1, 2003 through December 31, 2003, it has complied with filing requirements applicable to its officers and directors with the exception of inadvertently filing five late Form 4's with respect to granting of options to Mr. DeBenedictis, Mr. Stahl, Mr. Smeltzer, and Mr. Riegler and granting of restricted stock to Mr. DeBenedictis.


                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which may come before the meeting. However, if any further business should properly come before the meeting, the persons named in the enclosed proxy will vote upon such business in accordance with their judgment.

                                            By Order of the Board of Directors,



                                            ROY H. STAHL
                                            Secretary
April 9, 2004

                                                                      APPENDIX A


                               AQUA AMERICA, INC.
                             AUDIT COMMITTEE CHARTER

Committee Purpose:

To assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Corporation's financial reporting process and financial statements and systems of internal controls regarding finance, accounting, regulatory and legal compliance. To monitor the independence, qualifications and performance of the Corporation's independent auditors and internal audit function. To provide an avenue of communication among the independent auditors, management, the internal audit function, and the Board of Directors. To prepare the Securities and Exchange Commission required report to be included in the Corporation's annual proxy statement.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Corporation. The Committee has the ability to retain, at the Corporation's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management's representations, or to determine that the Corporation's financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles ("GAAP"), or fairly present the financial condition, results of operations, and cash flows of the Corporation in accordance with GAAP. These are the responsibilities of management. The independent auditors are responsible for planning and carrying out proper audits and reviews of the Company's financial statements. The Committee's considerations and discussions with management and the independent auditors do not assure that the Corporation's financial statements are presented in accordance with GAAP, that the audit of the Corporation's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, or that the Corporation's independent auditors are in fact "independent."

Committee Duties and Responsibilities:

         Independent Auditors

         1. Be solely responsible for the selection, evaluation and, when appropriate, replacement of the Corporation's independent auditors. The independent auditors shall report directly to the Committee.

         2. Review and pre-approve the proposed scope of the independent auditors' annual audit, including estimated audit fees as presented by the independent auditors. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

         3. Review and pre-approve any lawfully permitted, non-audit work by the independent auditors as presented by management in accordance with appropriate policies and procedures established by the Committee, provided that the actual extent of any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

         4. Disclose all pre-approved, non-audit work in the Corporation's periodic reports.

         5. Prior to the initiation of the audit, meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

         Financial Management

         1. Review and discuss with management and the independent auditors the Corporation's annual audited financial statements and quarterly financial statements prior to the submission of these financial statements to the public, including the auditors' opinions, management letters and the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         2. Recommend to the Board of Directors whether the audited financial statements should be included in the Corporation's Form 10-K.

         3. Review and discuss with management and independent auditors any significant issues regarding critical accounting principles, practices and judgments used.

         4. Review and discuss with management the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

         5. Review any alternative treatment of financial information within GAAP that the independent auditors have presented and discussed with management, the ramifications of the use of such alternatives and the treatment preferred by the independent auditors.

         6. Quarterly, in consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Corporation's financial reporting processes and controls.

         7. Quarterly, in consultation with the management, the independent auditors, and the internal auditors, discuss the Corporation's policies and guidelines regarding risk assessment and risk management as well as the Company's significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

         8. Obtain from and discuss with management and the independent auditors any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors to the Committee under auditing standards (i.e., Statement on Auditing Standards No. 61 and Independent Standards Board Standard No.
                  1).

         9. Prepare the Securities and Exchange Commission required report to be included in the Corporation's annual proxy statement.

         10. Oversee the Corporation's disclosure controls and procedures, including applicable internal control over financial reporting, and internal control over financial reporting relating to the authorization of transactions and the safeguarding of assets, and, where applicable, oversee the changes in internal controls intended to address any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditors' report on, and attestation of, management's evaluation of internal control over financial reporting, when those reports are required by Securities and Exchange Commission rules.

         Audit Committee

         1. Review and evaluate the qualifications, performance and independence of the Corporation's independent auditors on an annual basis and present its conclusions with respect to the independent auditors to the Board of Directors. Such evaluation shall include the review and evaluation of the audit engagement team, including the lead partner. In making its review, the Committee shall take into account the opinions of management.

         2. On an annual basis, obtain and review the independent auditors' report on the Corporation's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review, or governmental or professional investigation within the last five years, and steps taken to address any such issues.

         3. Review significant findings or any audit problems or difficulties prepared and presented by the independent auditors or the internal auditors together with management's responses.

         4. Review the independent auditors' disclosure of all the relationships of the independent auditors with the Corporation and discuss any such relationships that may impact the objectivity and independence of the independent auditors.

         5. Review the Corporation's policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud.

         6. Arrange for periodic reports from management and the independent auditors assessing the impact of significant regulatory changes, of accounting or reporting developments proposed by the Financial Accounting Standards Board or the Securities and Exchange Commission, or of any other significant financial matters that may affect the Corporation.

         7. Obtain from management a notification of issues and responses whenever a second opinion is sought from an independent auditor.

         8. Review current and pending litigation or regulatory proceedings in which the Corporation is a party bearing on corporate governance or that may have a material financial impact on the Corporation as presented by the Corporation's General Counsel.

         9. Obtain from management and review all cases of material employee conflict of interest, misconduct or fraud.

         10. Direct special investigations into significant matters brought to the Committee's attention within the scope of its duties and obtain advice, as needed from outside legal, accounting and other advisors when required.

         11. Review and reassess this Committee Charter as necessary, but no less frequently than annually and propose to the Corporate Governance Committee of the Board of Directors any recommended changes.

         12. File the Committee Charter every three years in accordance with Securities and Exchange Commission regulations.

         13. Be responsible for the resolution of disputes between management and the outside auditors.

         14. Establish procedures for the receipt and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting, auditing or other financial matters.

         15. Evaluate the recommendations of the independent auditors and the internal auditors with the Board of Directors.

         16. Review the adequacy of internal controls and the accuracy of financial statements with the independent auditors and the internal auditors outside the presence of management.

         17. Periodically review the integrity of the financial reporting process with the independent auditors, the internal auditors and management, and consider and implement, if appropriate, any changes to auditing practices and accounting principles suggested by the independent auditors, management or the internal auditors.

         18. Periodically, meet separately with each of the Corporation's management, the internal auditors and the independent auditors to discuss any significant issues or difficulties encountered during the course of the annual audit.

         19.      Perform an annual performance evaluation of the Committee.

         20. Set clear hiring policies for employees or former employees of the independent auditors.

         21. Maintain free and open communication with the Board of Directors, management, the internal auditors and the independent auditors.

         22. Perform any other activities consistent with this Committee Charter, the Corporation's Articles of Incorporation, the Corporation's Bylaws, and governing law, as the Committee or the Board of Directors may deem necessary or appropriate.

         Internal Audit Function

         1. Oversee the activities, organizational structure, and qualifications of the persons performing the internal audit function.

         2. Approve the hiring and termination of, and annual performance against the internal audit plan for, the director of the internal audit function.

         3. Review and approve internal audit plans, progress reports, completed reports and management's responses to the internal auditors.

         4. Discuss with the personnel performing the internal audit function any changes to, and the implementation of, the internal audit plan and discuss the results of the internal audits.

Committee Member Qualification:

Committee members shall meet the requirements of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. The Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent, non-management directors. A director shall qualify as independent if the Board of Directors has affirmatively determined that the member is independent, consistent with the independence criteria set forth in the Corporation's Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

         1. No Committee member or immediate family member of such Committee member may be an affiliated person of the Corporation or any of its subsidiaries, as that term is defined by the Securities and Exchange Commission; and

         2. No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Corporation or any of its subsidiaries, except for fees for services as a director and a member of the Committee and any other Board of Directors' committee.

All members of the Committee must be financially literate or become financially literate within a reasonable time after appointment to the Committee. The Chairperson of the Committee must have accounting or financial management experience. If a member serves on the audit committees of more than three companies, the Board of Directors must determine that this does not impair his or her effectiveness, and disclose such determination in the Corporation's annual proxy statement filed with the Securities and Exchange Commission. At least one member of the Committee shall be an "audit committee financial expert," as that term is defined by the Securities and Exchange Commission.

Committee Member Appointment and Removal:

Committee members, nominated by the Corporation's Corporate Governance Committee, will be appointed annually by the Board of Directors. Committee members may be removed from membership on the Committee by the Board of Directors at any time, with or without cause.

Committee Structure and Operations:

Each year the Board of Directors, upon the nomination of the Corporate Governance Committee, will appoint a Committee Chairperson for the Committee. If a Committee Chairperson is not designated or present, the members of the Committee may designate a Chairperson by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chairperson shall prepare and/or approve and circulate an agenda in advance of each meeting, including meetings with external and/or internal auditors. The Committee should conduct separate private meetings in executive session at least annually with each of management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or any one of these groups believes should be discussed.

The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

The Corporation shall provide appropriate funding, as determined by the Committee, for the Committee to retain any advisors employed by the Committee and to provide for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out of its duties, in each case without requiring the Committee to seek Board of Director approval.

Committee Reporting to the Board:

The Committee shall cause minutes and attendance records to be kept of each of its meetings, which will be reviewed and approved by the Chairperson of the Committee. Copies of the minutes of each meeting of the Committee will be provided to the Board of Directors, and the Chairperson or his or her designee will report on each meeting of the Committee to the Board of Directors at the next meeting of the Board of Directors following the meeting of the Committee Such reports shall include, among other things, the review of any issues that arise respecting the quality and integrity of the Corporation's public reporting, the Corporation's compliance with legal and regulatory requirements, the performance and independence of the Corporation's independent auditors, the performance of the Corporation's internal audit function, and the effectiveness of the Corporation's disclosure controls and procedures.

                                                                      APPENDIX B

                                    AMENDMENT
                                     to the
                   AQUA AMERICA, INC ARTICLES OF INCORPORATION


The Articles of Incorporation of Aqua America, Inc. are to be amended as follows:

           1. Paragraph 4.01 of Article IV is amended in its entirety to read:

                  The aggregate number of shares which the Corporation shall have authority to issue is 301,770,819 shares, divided into 300,000,000 shares of Common Stock, par value $.50 per share, and 1,770,819 shares of Series Preferred Stock, par value $1.00 per share. The Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of any class or any series of any class that may be desired.

(New language is shown in bold and underline.)

                                                                      APPENDIX C

                                AQUA AMERICA, INC
                          2004 EQUITY COMPENSATION PLAN

1. Purpose

         The purpose of this plan (the "Plan") is to provide an incentive, in the form of a proprietary interest in Aqua America, Inc. (the "Corporation"), to officers, other key employees and Non-employee Directors, as defined below, of the Corporation and its subsidiaries and key consultants who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation's welfare, and to provide a means through which the Corporation can attract and retain officers, other key employees and Non-employee Directors and key consultants of significant abilities. The Plan is a successor plan to the Corporation's existing Amended and Restated 1994 Equity Compensation Plan (the "1994 Plan.")

2. Administration

         This Plan shall be administered by a Committee (the "Committee") of the Board of Directors of the Corporation. The Committee shall consist of three or more of those members of the Board of Directors, each of whom may be an "outside director" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and each of whom shall also be a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board of Directors may ratify or approve any grants made by the Committee if the Committee deems it appropriate in a particular circumstance.

         From time to time the Committee may make grants, subject to the terms of the Plan, with respect to such number of shares of Common Stock of the Corporation as the Committee, acting in its sole discretion, may determine. All references to the Committee hereunder shall also mean the Board of Directors to the extent that the Board of Directors is acting pursuant to its authority to ratify or approve grants under the Plan. Non-employee Directors, as defined below, may only receive stock grants pursuant to the provisions of Section 7(f).

         Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the agreement related to grants described in Section 9 hereof, and to make all other determinations, including factual determinations, necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any option or grant in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may adopt such rules and regulations as it deems necessary for governing its affairs. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Corporation, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. An Agreement, as defined below, shall be executed by each grantee and shall constitute that grantee's acknowledgement and acceptance of the terms of the Plan and the Committee's authority and discretion.

3. Grants

         Pursuant to the terms of the Plan, the Committee shall have the authority to grant stock options to officers and other key employees and key consultants and restricted stock and dividend equivalents to officers and other key employees; provided, however, that Non-employee Directors, as defined below, may receive stock grants in accordance with Section 7(f) (hereinafter collectively referred to as the "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee in the agreement described in Section 9 of the Plan (the "Agreement"). Grants under a particular Section of the Plan need not be uniform as among the grantees and Grants under two or more Sections of the Plan may be combined in one instrument.

4. Shares Subject to the Plan

         Subject to adjustment as provided in Section 15, the maximum aggregate number of shares of the Common Stock of the Corporation that may be issued or transferred under the Plan shall be 3,675,000 shares; provided, however, that no more than 50% of these shares shall be available for issuance as restricted stock. The maximum number of shares of Common Stock that may be subject to Grants made under the Plan to any individual during any calendar year shall be 150,000 shares. Shares deliverable under the Plan may be authorized and unissued shares or treasury shares, as the Committee may from time to time determine. Shares of Common Stock related to the unexercised or undistributed portion of any terminated, expired or forfeited Grant also may be made available for distribution in connection with future Grants under the Plan. Additionally, if and to the extent options granted under the 1994 Plan terminate or expire without being exercised, or if any shares of restricted stock are forfeited, or shares of Common Stock otherwise issuable under the 1994 Plan are withheld by the Corporation in satisfaction of withholding taxes incurred in connection with the exercise of a stock option or vesting of a restricted stock award, the shares subject to such awards may be made available for distribution in connection with future Grants under the Plan.

5.       Eligibility

         Only officers, key employees, members of the Board of Directors who are not employed in any capacity by the Corporation (hereinafter referred to as "Non-employee Directors") and key consultants of the Corporation and its subsidiaries shall be eligible for Grants under the Plan; provided, however, that Grants to Non-employee Directors shall be made only in accordance with
Section 7(f). The term "subsidiaries" shall mean any corporation in an unbroken chain of corporations beginning with the Corporation, if at the time of the Grant, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6. Granting of Options

         The Committee may, from time to time, grant stock options to eligible officers and other key employees and shall designate options at the time of grant as either "incentive stock options" intended to qualify as such under section 422 of the Internal Revenue Code of 1986, as from time to time amended or any successor statute of similar purpose (the "Code"), or "nonqualified stock options", which options are not intended to so qualify. The Committee may, from time to time, grant nonqualified stock options to key consultants. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:

         (a) Price. The purchase price per share of stock deliverable upon the issuance of shares pursuant to the exercise of each option shall be not less than 100% of the fair market value of the Corporation's Common Stock on the date the option is granted. The fair market value shall be the mean of the high and low sale prices of the Corporation's Common Stock on the New York Stock Exchange - Composite Transactions or other recognized market source, as determined by the Committee, on the date the option is granted, or if there is no sale on such date, then the mean of such high and low sale prices on the last previous day on which a sale is reported. In any event, in case of the grant of an incentive stock option, the fair market value shall be determined in a manner consistent with section 422 of the Code.

         Shares may be purchased only by delivering a notice of exercise to the Committee with payment of the purchase price therefore to be paid in full prior to the issuance of the shares. Such notice may instruct the Corporation to deliver shares of Common Stock due upon the exercise of the option to any registered broker or dealer in lieu of delivery to the grantee. Such instructions must designate the account into which the shares are to be deposited. The grantee may tender this notice of exercise, which has been properly executed by the grantee, and the aforementioned delivery instructions to any broker or dealer. With the consent of the Committee, payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Corporation (including without limitation shares of Common Stock acquired pursuant to the option then being exercised) at the fair market value of such shares determined as of the last trading day prior to the date on which the option is exercised, in the same manner set forth in the above paragraph.

         (b) Terms of Options. The term during which each incentive stock option may be exercised shall be determined by the Committee, but in no event shall an incentive stock option be exercisable in whole or in part more than 10 years from the date it is granted and in no event shall a nonqualified stock option be exercisable in whole or in part more than 10 years and one day from the date it is granted. All rights to purchase pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee.

         The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. Notwithstanding any determinations by the Committee regarding the exercise period of any option, all outstanding options shall become immediately exercisable upon a Change of Control of the Corporation (as defined herein).

         (c) Termination of Employment. Upon the termination of a grantee's employment for any reason (except as a result of retirement, disability or death), the options held by such grantee shall terminate. Notwithstanding the fact that, in all cases, a grantee's employment shall be deemed to have terminated upon the sale of a "subsidiary" of the Corporation (an entity in which the Corporation has at least a 50% ownership of the entity's total voting power) that employs such grantee, the Committee, in its sole discretion, may extend the period during which any option held by such a grantee may be exercised after such sale to the earliest of (i) a date which is not more than three years from the date of the sale of the subsidiary, (ii) the date of the grantee's termination of employment with the subsidiary (or successor employer) following such sale for reasons other than retirement, disability or death, (iii) the date which is one year from the date of the grantee's termination of employment with the subsidiary on account of the grantee's total disability (as defined in section 22(e)(3) of the Code), or three months from the date of such termination if on account of death, retirement or a disability other than a total disability, or
                (iv) the expiration of the original term of the option as established at the time of grant. The Committee, in its sole discretion, may similarly extend the period of exercise of any option held by a grantee employed by the Corporation whose employment with the Corporation is terminated in connection with the sale of a subsidiary of the Corporation. To the extent that any option is not otherwise exercisable as of the date on which the grantee ceases to be employed by the subsidiary or the Corporation, as applicable, such unexercisable portion of the option shall terminate as of such date.

         Upon termination of a grantee's employment as a result of retirement, disability or death, the period during which the options may be exercised shall not exceed: (i) one year from the date of such termination of employment in the case of death; (ii) two years from the date of such termination in the case of permanent and total disability (within the meaning of section 22(e)(3) of the Code) or retirement; and (iii) three months from the date of such termination of employment in the case of other disability; provided, however, that in no event shall the period extend beyond the expiration of the option term. To the extent that any option is not otherwise exercisable as of the date on which the grantee ceases to be employed by the Corporation or any subsidiary, as applicable, such unexercisable portion of the option shall terminate as of such date.

         Subject to the foregoing, in the event of death, such options may be exercised by a grantee's legal representative or beneficiary, but only to the extent that an option has become exercisable as of the date of death. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine that any portion of an option that has not become exercisable as of the date of the grantee's death, termination of employment on account of permanent and total disability (within the meaning of section 22(e)(3) of the Code) or other termination of employment may also be exercised by a grantee, or in the case of death, a grantee's legal representative or beneficiary. Transfer from the Corporation to a subsidiary, from a subsidiary to the Corporation, or from one subsidiary to another, shall not be deemed to be a termination of employment. All references in this Section 6(c) to the termination of a grantee's employment shall include the termination of a consultant's relationship with the Corporation or any subsidiary.

         (d) Limits on Incentive Stock Options. Each Grant of an incentive stock option shall provide that it (i) is not transferable by the grantee otherwise than by will or the laws of descent and distribution and (ii) is exercisable, during the grantee's lifetime, only by the grantee and that the aggregate fair market value of the Common Stock on the date of the Grant with respect to which incentive stock options are exercisable for the first time by a grantee during any calendar year under the Plan and under any other stock option plan of the Corporation shall not exceed the limitation set forth in section 422(d) of the Code.

         An incentive stock option shall not be granted to any grantee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or subsidiary of the Corporation, unless the exercise price of the incentive stock option is no less than 110% of the fair market value per share on the date of grant and the term of the incentive stock option is not more than five years. Unless a grantee could otherwise transfer Common Stock issued pursuant to an incentive stock option granted hereunder without incurring liability under section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of an incentive stock option to the date of disposition of the Common Stock issued upon exercise of such option.

7. Restricted Stock Grants

         The Committee may issue or transfer shares of Common Stock of the Corporation to an eligible officer or other key employee. The following provisions are applicable to restricted stock grants:

         (a) General Requirements. Shares of Common Stock of the Corporation issued pursuant to restricted stock grants may be issued for consideration or for no consideration. Subject to any other restrictions by the Committee as provided pursuant to Section 7(e) and 7(g), restrictions on the transfer of shares of Common Stock set forth in Section 7(c) shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed on 100% of the shares; provided, however, that upon a Change of Control of the Corporation, all restrictions on the transfer of the shares which have not, prior to such date, been forfeited shall immediately lapse. The period of years during which the restricted stock grant will remain subject to restrictions will be designated in the Agreement (the "Restriction Period"). Prior to the lapse of the Restriction Period the shares of Common Stock granted to any grantee shall be held by the Corporation, subject to the provisions of Section 15 with respect to voting and dividends.

         (b) Number of Shares. The Committee may grant to each grantee a number of shares of Common Stock of the Corporation determined in its sole discretion.

         (c) Requirement of Employment. If the grantee's employment terminates during the Restriction Period, the restricted stock grant terminates as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and those shares of Common Stock must be immediately returned to the Corporation. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems equitable.

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee (as defined in Section 10 of the Plan). Each certificate for a share issued or transferred under a restricted stock grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The grantee shall be entitled to have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions when all restrictions on such shares have lapsed.

         (e) Lapse of Restrictions. All restrictions imposed under the restricted stock grant shall lapse upon the expiration of the applicable Restriction Period; provided, however, that upon the death of the grantee or a Change of Control of the Corporation, all restrictions on the transfer of shares which have not, prior to such date, been forfeited shall immediately lapse. In addition, the Committee may determine as to any or all restricted stock grants, that all the restrictions shall lapse, without regard to any Restriction Period, under such circumstances as it deems equitable.

         (f) Stock grants to Non-employee Directors. As of the first day of the month following the Corporation's annual meeting of shareholders, each Non-employee Director shall receive a grant of 1,093 shares of Common Stock. Such shares shall not be sold for 6 months following the date of grant. No other restrictions shall apply to such shares. Notwithstanding any other provision of the Plan, this Section 7(f) may not be amended more than once every 12 months, except for amendments necessary to conform the Plan to changes of the provisions of, or the regulations relating to, the Code.

         (g) (1) Restricted Stock Awards Subject to Performance Goals. From time to time the Committee may issues shares of Common Stock of the Corporation pursuant to restricted stock grants, which, in addition to the terms and restrictions of Sections 7(a)-(f) above, will be subject to certain pre-established performance goals. In setting the performance goals for grants designated as "qualified performance-based compensation" pursuant to this
                Section 7, the Committee may establish that the Restriction Period of such restricted stock grants will lapse only upon the achievement of certain pre-established corporate performance goals that shall be objectively determinable. The performance goals may be based on one or more of the following criteria: (1) total return to shareholders; (2) dividends; (3) earnings per share; (4) customer growth; (5) cost reduction goals; (6) the achievement of specified operational goals, including water quality and the reliability of water supply; (7) measures of customer satisfaction; (8) net income (before or after taxes) or operating income; (9) earnings before interest, taxes, depreciation and amortization or operating income before depreciation and amortization; (10) revenue targets; (11) return on assets, capital or investment; (12) cash flow; (13) budget comparisons; (14) implementation or completion of projects or processes strategic or critical to the Company's business operations; and (15) any combination of, or a specified increase in, any of the foregoing. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation's performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation's business units or divisions or any parent or subsidiary. Performance goals may be based upon the attainment of specified levels of the Company's performance under one or more of the measures described above during a specified time period, which may differ from the Restriction Period. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. These performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

         (2) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the commencement of the period during which the specified performance goals are to be measured or during a period ending no later than the earlier of (i) 90 days after the beginning of the period during which the specified performance goals are to be measured or (ii) the date on which 25% of the period during which the specified performance goals are to be measured has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

         (3) Announcement of Results. The Committee shall certify and announce the results for the Restriction Period to all grantees after the Company announces the Company's financial results for the Restriction Period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable grants for the Restriction Period shall be forfeited or shall not be paid, as applicable.

         (4) Death, Disability or Other Circumstances. The Committee may provide that grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the grantee's death or disability during the Restriction Period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

8. Dividend Equivalents

         The Committee may grant dividend equivalents to eligible officers and other key employees either alone or in conjunction with all or part of any option granted under the Plan. A dividend equivalent shall be equal to the dividend payable on a share of Common Stock of the Corporation. The amount of dividend equivalents for any grantee (the "Dividend Equivalent Amount") is determined by multiplying the number of dividend equivalents subject to the Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in other than cash, paid by the Corporation on each record date for the payment of a dividend during the period described in Section 8(a).

         (a) Amount of Dividend Equivalent Credited. The Corporation shall credit to an account for each grantee maintained by the Corporation in its books and records on each record date, from the date of grant until the earlier of the date of (i) the end of the applicable accumulation period designated by the Committee at the time of grant, (ii) the date of the termination of employment for any reason (including retirement), other than total disability (as defined in section 22(e)(3) of the Code) or death of the grantee, or as otherwise determined by the Committee, in its sole discretion, at the time of a grantee's termination of employment or (iii) the end of a period of four years from the date of grant, that portion of the Dividend Equivalent Amount for each such grantee attributable to each record date. The Corporation shall maintain in its books and records separate accounts which identify each Grantee's Dividend Equivalent Amount. Except as set forth in Section 8(e) below, no interest shall be credited to any such account.

         (b) Payment of Credited Dividend Equivalents. The Committee, at the time of grant, shall designate the percentage of each grantee's Dividend Equivalent Amount that shall be paid to the grantee at the end of an applicable performance period (the "Performance Period"), generally being four years from the date of grant (the Committee, in its sole discretion, shall retain the right to designate a longer or shorter Performance Period at the time of grant); provided, however, that such Performance Period shall be:

                (i) Reduced by one year for each calendar year during the applicable Performance Period ending after the date of grant in which the measurable performance criteria established by the Committee at the time of grant for the applicable Performance Period exceeds the targets for such criteria established by the Committee at the time of grant.

                (ii) Increased by one year for each calendar year during the applicable Performance Period ending after the date of grant in which the measurable performance criteria established by the Committee at the time of grant for the applicable Performance Period is less than the targets for such criteria established by the Committee at the time of grant.

                (iii) In no event shall the Performance Period be reduced to less than two years or increased to more than eight years from the date of grant.

                (iv) In the event that the Performance Period is shorter than the period described in Section 8(a), a grantee shall receive the payment of the amount credited to his account at the end of the applicable Performance Period and any portion of the Dividend Equivalent Amount not yet so credited to his account shall be paid on the Corporation's normal dividend payment dates until the grantee's Dividend Equivalent Amount for the period described in Section 8(a) is fully paid to the grantee.

         (c) Timing of Payment of Dividend Equivalents. Except as otherwise determined by the Committee in the event of a grantee's termination from employment prior to the end of the applicable Performance Period, no payments of the Dividend Equivalent Amount shall be made until the end of the applicable Performance Period and no payments shall be made to any grantee whose employment by the Corporation or a subsidiary terminates prior to the end of the applicable Performance Period for any reason other than retirement under the Corporation's or a subsidiary's retirement plan, death or total disability (as defined in section 22(e)(3) of the Code). Subject to Section 8(b)(iv), as soon as practicable after the end of such Performance Period, unless a grantee shall have made an election under Section 8(f) to defer receipt of any portion of such amount, a grantee shall receive 100% of the Dividend Equivalent Amount payable to him. Notwithstanding the foregoing, upon a Change of Control of the Corporation, any Dividend Equivalent Amount or portion thereof, which has not, prior to such date, been paid to the grantee or forfeited shall immediately become payable to the grantee without regard to whether the applicable Performance Period has ended.

         (d) Form of Payment. The Committee shall have the sole discretion to determine whether the Corporation's obligation in respect of the payment of a Dividend Equivalent Amount shall be paid solely in credits to be applied toward payment of the option price under then exercisable options, solely in cash or partly in such credits and partly in cash.

         (e) Interest on Dividend Equivalents. From a date which is 45 days after the end of the applicable Performance Period until the date that the Dividend Equivalent Amount payable to the grantee is paid to such grantee, the account maintained by the Corporation in its books and records with respect to such dividend equivalents shall be credited with interest at a market rate determined by the Committee.

         (f) Deferral of Dividend Equivalents. A grantee shall have the right to defer receipt of any Dividend Equivalent Amount payments if he shall elect to do so on or prior to December 31 of the year preceding the beginning of the last full year of the applicable Performance Period (or such other time as the Committee shall determine is appropriate to make such deferral effective under the applicable requirements of federal tax laws). The terms and conditions of any such deferral (including the period of time thereof and any earnings on the deferral) shall be subject to approval by the Committee and all deferrals shall be made on a form provided a grantee for this purpose.

9. Agreement with Grantees

         Each grantee who receives a Grant under the Plan shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee and shall constitute that grantee's acknowledgement and acceptance of the terms of the Plan and the Committee's authority and discretion.

10. Transferability of Grants

         (a) Nontransferability of Grants. Only a grantee or his or her authorized legal representative may exercise rights under a Grant. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other then incentive stock options, if permitted in any specific case by the Committee in their sole discretion, pursuant to a domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. When a grantee dies, the personal representative or other person entitled to succeed to the rights of the grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Corporation of his or her right to receive the Grant under the grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in the Agreement, that a grantee may transfer nonqualified stock options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the grantee receives no consideration for the transfer of an option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

11. Funding of the Plan

         This Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Subject to Section 8(e), in no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

12. Rights of Grantees

         Nothing in this Plan shall entitle any grantee or other person to any claim or right to receive a Grant under this Plan or to any of the rights and privileges of, a shareholder of the Corporation in respect of any shares related to any Grant or purchasable upon the exercise of any option, in whole or in part, unless and until certificates for such shares have been issued. Notwithstanding the foregoing, a grantee who receives a grant of restricted stock shall have all rights of a shareholder, except as set forth in Section 7(d), during the Restriction Period, including the right to vote and receive dividends. Neither this Plan nor any action taken hereunder shall be construed as giving any grantee any rights to be retained in the employ of the Corporation, to be retained as a consultant by the Corporation or to be retained as a Non-employee Director by the Corporation.

13. Withholding of Taxes

         The Corporation shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash awards. The grantee or other person receiving such shares shall be required to pay to the Corporation the amount of any such taxes which the Corporation is required to withhold with respect to such Grants. With respect to Grants of restricted stock or nonqualified stock options, the Corporation shall have the right to require that the grantee make such provision, or furnish the Corporation such authorization as may be necessary or desirable so that the Corporation may satisfy its obligation, under applicable income tax laws, to withhold for income or other taxes due upon or incident to such restricted stock or the exercise of such nonqualified stock options.

         The Committee may adopt such rules, forms and procedures as it considers necessary or desirable to implement such withholding procedures, which rules, forms and procedures shall be binding upon all grantees, and which shall be applied uniformly to all grantees similarly situated.

14. Listing and Registration

         Each Grant shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Grant or the shares subject to the Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Grant or the issue or purchase of shares thereunder, no such Grant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

15. Adjustment of and Changes in Common Stock of the Corporation.

         In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee may make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by Grants made under the Plan, in the purchase prices of outstanding options or the terms and conditions applicable to dividend equivalents. Any adjustment determined by the Committee shall be final, binding and conclusive.

16. Change of Control of the Corporation

         As used herein, the following defined terms shall have the meanings described in this Section:

         (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) A Person shall be deemed the "Beneficial Owner" of any securities: (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Corporation; provided, however, that nothing in this subsection
                (b) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         (c)    "Change of Control" shall mean:

                (i) any Person (including any individual, firm, corporation, partnership or other entity except the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding;

                (ii) during any twenty-four month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

                (iii) there occurs a sale of 50% or more of the aggregate assets or earning power of the Corporation and its subsidiaries, or its liquidation is approved by a majority of its shareholders or the Corporation is merged into or is merged with an unrelated entity such that following the merger the shareholders of the Corporation no longer own more than 50% of the resultant entity.

         Notwithstanding anything in this subsection (c) to the contrary, a Change of Control shall not be deemed to have taken place under clause (c)(i) above if (i) such Person becomes the beneficial owner in the aggregate of 20% or more of the Common Stock of the Corporation then outstanding as a result, in the determination of a majority of those members of the Board of Directors of the Corporation in office prior to the acquisition, of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Common Stock so that it no longer owns 20% or more of the Common Stock then outstanding, or (ii) such Person becomes the beneficial owner in the aggregate of 20% or more of the common stock of Corporation outstanding as a result of an acquisition of common stock by the Corporation which, by reducing the number of common stock outstanding, increases the proportionate number of shares of common stock beneficially owned by such Person to 20% or more of the shares of common stock then outstanding; provided, however that if a Person shall become the beneficial owner of 20% or more of the shares of common stock then outstanding by reason of common stock purchased by the Corporation and shall, after such share purchases by the Corporation become the beneficial owner of any additional shares of common stock, then the exemption set forth in this clause shall be inapplicable.

17. Amendment and Termination

         (a) The Plan may be amended by the Board of Directors of the Corporation as it shall deem advisable to ensure such qualification and conform to any change in the law or regulations applicable thereto, including such new regulations as may be enacted pertaining to the tax treatment of incentive stock options to be granted under this Plan, or in any other respect that the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not amend the Plan, without the authorization and approval of the shareholders of this Corporation, if such approval is required by section 422 of the Code or section 162(m) of the Code.

                The Board of Directors shall not amend the Plan if the amendment would cause the Plan or the Grant or exercise of an incentive stock option under the Plan to fail to comply with the requirements of section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 6(a) or an extension of the period during which an incentive stock option may be exercised as set forth in Section 6(b).

         (b) The Board of Directors of the Corporation may, in its discretion, terminate, or fix a date for the termination of, the Plan. Unless previously terminated, the Plan shall terminate on March 17, 2014 and no Grants shall be made under the Plan after such date.

         (c) A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the grantee consents or unless the Committee acts under Section 18. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under this
                Section 17 or may be amended by agreement of the Corporation and the grantee consistent with the Plan.

18. Compliance with Law

         The Plan, the exercise of Grants and the obligations of the Corporation to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws, including any applicable federal or Pennsylvania state law, and to approvals by a governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Corporation that the Plan and all transactions under the Plan comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Corporation that the Plan and applicable Grants of stock options under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

19. Effective Date of the Plan

         The Plan shall be effective on March 18, 2004, but subject to the approval of the Corporation's stockholders at the May 20, 2004 meeting of the Corporation's stockholders or any resumption thereof.

AQUA
   America(SM)

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

       RECEIVE FUTURE AQUA AMERICA, INC. PROXY MATERIALS VIA THE INTERNET! Consider receiving future Aqua America, Inc. Annual
Report and Proxy materials (as well as all other Company communications) in electronic form rather than in printed form. While voting via the Internet, at www.eproxyvote.com/wtr, click the button `Electronically' and provide your e-mail address to give your consent and thereby save Aqua America the future costs of producing, distributing and mailing these materials. Accessing
Aqua America's Annual Report and Proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies. If you do not consent to access Aqua America's Annual Report and Proxy materials via the
Internet, you will continue to receive them in the mail.

                                             +--------------------------------------+
                                             |                                      |
                                             |                                      |
                                             +--------------------------------------+

                                         Your vote is important. Please vote immediately.

                   +------------------------------------------+      +------------------------------------------+
                   |     Vote-by-Internet     [GRAPHIC]       |      |     Vote-by-Telephone     [GRAPHIC]      |
                   |                                          |      |                                          |
                   +------------------------------------------+  OR  +------------------------------------------+
                   |     Log on to the Internet and go to     |      |     Call toll-free                       |
                   |     http://www.eproxyvote.com/wtr        |      |     1-877-PRX-VOTE (1-877-779-8683)      |
                   +------------------------------------------+      +------------------------------------------+


                           If you vote over the Internet or by telephone, please do not mail your card.



                                     DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
----------------------------------------------------------------------------------------------------------------------------------

X Please mark votes as                                                                                                      | 4959
  in this example.                                                                                                          |
                                                                                                                            +--

The Board of Directors recommends that you vote FOR all nominees for Director and FOR Proposals 2 and 3.



1.Election of Directors.                                                                                      FOR  AGAINST  ABSTAIN
                                                    2.  Approval of an amendment to Aqua America, Inc.'s      +--+   +--+    +--+
  Nominees:                                             Articles of Incorporation increasing the authorized   |  |   |  |    |  |
                                                        shares of Aqua America, Inc.'s Common Stock, par      +--+   +--+    +--+
(01) Richard L. Smoot,                                  value $.50 per share, from 100,000,000 shares to
(02) William P. Hankowsky and                           300,000,000 shares.
(03) John E. Menario
                                                    3.  To approve the 2004 Equity Compensation Plan.         +--+   +--+    +--+
       FOR    +--+  +--+ WITHHELD                                                                             |  |   |  |    |  |
       ALL    |  |  |  | FROM ALL                                                                             +--+   +--+    +--+
     NOMINEES +--+  +--+ NOMINEES
  +--+                                              4.  In their discretion, the proxies are authorized to
  |  |                                                  vote upon such other business as may properly come
  +--+ ----------------------------------------         before the meeting.
       For all nominees except as written above                                                                              +--+
                                                                                                                             |  |
                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                        +--+


                                                        THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN.

                                                        Executors, Administrators, Trustees, etc. should give full title as such.
                                                        If the signer is a corporation, please sign full corporate name by duly authorized officer.


Signature: _______________________________ Date: _____________    Signature: ________________________________ Date: _____________


Dear Shareholder:


       Enclosed are materials relating to Aqua America, Inc.'s 2004 Annual Meeting of Shareholders. The Notice of the Meeting and
Proxy Statement describe the formal business to be transacted at the meeting.


       Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope, vote electronically through the Internet, or vote by phone by following the instructions set out on the proxy card, whether or not you expect to attend the meeting.


                                                                                        Nicholas DeBenedictis
                                                                                        Chairman & President




                                                           DETACH HERE
----------------------------------------------------------------------------------------------------------------------------------

                                                              PROXY


                                                        AQUA AMERICA, INC.


                                  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                                        AQUA AMERICA, INC.

                                      Proxy for Annual Meeting of Shareholders, May 20, 2004


The undersigned hereby appoints David P. Smeltzer, Roy H. Stahl and Mark J. Kropilak, or a majority of them or any one of them acting singly in the absence of the others, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Shareholders of Aqua America, Inc., to be held at the Springfield Country Club, 400 West Sproul Road,
Springfield, PA 19064, at 10:00 a.m., on Thursday, May 20, 2004 and any adjournments thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the undersigned in Aqua America, Inc. including any shares held in the Dividend Reinvestment Plan of Aqua America, Inc. as designated on the reverse side.

The proxy when properly executed will be voted in the manner directed herein by the undersigned. If the proxy is signed, but no vote is specified, this proxy will be voted: FOR the nominees listed in Item 1 on the reverse side, FOR Proposals 2 and 3 and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.


----------------------------------------------------------------------------------------------------------------------------------
          PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE, OR VOTE ELECTRONICALLY
                  THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET OUT ON THE PROXY CARD.
----------------------------------------------------------------------------------------------------------------------------------

-----------
SEE REVERSE                             CONTINUED AND TO BE SIGNED ON REVERSE SIDE                                     -----------
   SIDE                                                                                                                SEE REVERSE
-----------                                                                                                               SIDE
                                                                                                                       -----------


                                                                                                                        4959-PS-04
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